UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

DEFINITIVE PROXY STATEMENT
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Oil-Dri Corporation of America
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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October 30, 2019

Dear Stockholder:
The Board of Directors and all of us on the management team of Oil-Dri Corporation of America cordially invite you to attend the 2019 Annual Meeting of Stockholders on Wednesday, December 11, 2019, at 9:30 a.m., local time, at The University of Chicago Booth School of Business, Gleacher Center, 450 Cityfront Plaza Drive, Chicago, IL 60611.
The matters expected to be acted on at the meeting are described in the attached Proxy Statement. We are recommending a slate of nine directors to be elected to our Board of Directors. Their biographies and qualifications appear in the Proxy Statement. In addition, we ask that you ratify the appointment of Grant Thornton LLP as our independent auditor for the fiscal year ending July 31, 2020. You are also being asked to consider and vote upon an amendment to the Oil-Dri Corporation of America 2006 Long Term Incentive Plan.
We encourage you to read our Annual Report on Form 10-K for the fiscal year ending July 31, 2019 that is available at www.proxyvote.com. It includes information on our operations, markets, products, services, and known risk factors, as well as our audited consolidated financial statements.
Immediately following adjournment of the Annual Meeting, we will review with attendees the results of the past year and look at some of the potential opportunities that lie ahead.
We look forward to seeing you at the Annual Meeting. Whether you plan to attend or not, you can be sure your shares are represented at the meeting by voting over the Internet or by telephone, as instructed in the Notice Regarding Availability of Proxy Materials or proxy card. If you received a Notice Regarding the Availability of Proxy Materials in the mail, you may also request a paper proxy card to submit your vote by mail if you prefer.

Sincerely,

DANIEL S. JAFFEE
Chairman of the Board of Directors and President and Chief Executive Officer
This proxy statement is dated October 30, 2019 and is being made available to stockholders via the Internet on or about October 30, 2019.

i

OIL-DRI CORPORATION OF AMERICA
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on December 11, 2019

To the Stockholders of
Oil-Dri Corporation of America:
The 2019 Annual Meeting of Stockholders of Oil-Dri Corporation of America, a Delaware corporation (the “Company”), will be held at 9:30 a.m., local time, on Wednesday, December 11, 2019, at The University of Chicago Booth School of Business, Gleacher Center, 450 Cityfront Plaza Drive, Chicago, IL 60611.
The meeting will be held for the following purposes:
1.    To elect nine directors;
2.    To ratify the appointment of Grant Thornton LLP as the Company’s independent auditor for the fiscal year ending July 31, 2020;
3.    To approve an amendment to the Oil-Dri Corporation of America 2006 Long Term Incentive Plan to increase the number of shares of stock authorized for issuance thereunder; and
4.    To transact such other business as may properly come before the meeting and any adjournment thereof.

Our Board of Directors has determined that only holders of record of outstanding shares of Common Stock and Class B Stock at the close of business on Monday, October 14, 2019, are entitled to notice of, and to vote at, the meeting and any adjournment thereof.
Your vote is very important. Whether you intend to be present at the meeting or not, you are encouraged to vote, as promptly as possible, over the Internet or by telephone, as instructed in the Notice Regarding the Availability of Proxy Materials or proxy card. If you received a Notice Regarding the Availability of Proxy Materials in the mail, you may also request a paper proxy card to submit your vote by mail if you prefer.
For further information relating to the meeting, please see the following pages.

By Order of the Board of Directors,

LAURA G. SCHELAND
Secretary
Chicago, Illinois
October 30, 2019

ii

Notice of Internet Availability of Proxy Materials: The Company is pleased to take advantage of the United States Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders via the Internet. These rules allow the Company to provide you with the information you need while lowering the costs and environmental impact associated with printing and mailing proxy materials for the Annual Meeting. Our proxy materials, including our Proxy Statement, 2019 Annual Report on Form 10-K for the fiscal year ended July 31, 2019 and proxy card, are available on the Internet at http://www.oildri.com/2019proxymaterials. On or about October 30, 2019, we will mail to most of our stockholders a notice containing instructions on how to access this proxy statement and our annual report and to vote via the Internet or by telephone.

OIL-DRI CORPORATION OF AMERICA
410 North Michigan Avenue
Suite 400
Chicago, Illinois 60611-4213
______________
PROXY STATEMENT
______________
GENERAL INFORMATION
     This Proxy Statement is delivered and solicited on behalf of the Board of Directors of Oil-Dri Corporation of America, a Delaware corporation, in connection with the 2019 Annual Meeting of Stockholders to be held at 9:30 a.m., local time, on Wednesday, December 11, 2019, at The University of Chicago Booth School of Business, Gleacher Center, 450 Cityfront Plaza Drive, Chicago, IL 60611 (the “2019 Annual Meeting”), notice of which accompanies this Proxy Statement, and at any adjournment of the meeting. The Notice Regarding the Availability of Proxy Materials (the “Notice”) is being distributed, and the Notice of Annual Meeting of Stockholders, this Proxy Statement and form of proxy are being made available on the Internet, on or about October 30, 2019. In addition, we encourage you to review our Annual Report on Form 10-K that was filed on October 10, 2019. Our Form 10-K should not be deemed to be part of this Proxy Statement.
As a stockholder, you are invited to attend the 2019 Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the United States Securities and Exchange Commission (“SEC”) rules, and is designed to assist you in voting your shares. Whenever we refer in this Proxy Statement to the “2019 Annual Meeting,” we are also referring to any meeting that results from an adjournment of the 2019 Annual Meeting. Except as otherwise indicated herein or as the context otherwise requires, references to the “Company,” “we,” “us” or “our” refer to Oil-Dri Corporation of America.
In 2018, the SEC adopted amendments that raised the threshold for qualifying as a “smaller reporting company” (“SRC”). Oil-Dri met the qualifications of an SRC as of January 31, 2019; therefore, this Proxy Statement reflects several of the scaled disclosure requirements that SRCs may utilize.
Commonly Asked Questions and Answers
1.    Why am I receiving these materials?
The Notice is being delivered to all stockholders of record as of the close of business on October 14, 2019 (the “Record Date”) in connection with the solicitation of proxies on behalf of our Board of Directors for use at the 2019 Annual Meeting on December 11, 2019.

2.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to “e-proxy” rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our Annual Report (collectively, “proxy materials”), to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are mailing the Notice to our stockholders of record and beneficial owners as of the Record Date and making the proxy materials available on the Internet.
3.    How can I access the proxy materials over the Internet?
The Notice and proxy card or voting instruction card contain instructions on how to view the proxy materials on the Internet, vote your shares on the Internet, and request electronic delivery of future proxy materials. Electronic copies of this Proxy Statement and Annual Report are available at www.proxyvote.com. If you received a Notice and would like to receive a paper copy of the proxy materials free of charge, please follow the instructions in the Notice.

4.	Who is entitled to vote at the 2019 Annual Meeting?
Our Board of Directors has established the close of business on Monday, October 14, 2019, as the Record Date for the 2019 Annual Meeting. Only stockholders of record as of the close of business on the Record Date are entitled to receive notice of, and to vote at, the 2019 Annual Meeting.
Holders of Common Stock are entitled to one vote per share and holders of Class B Stock are entitled to ten votes per share (on a non-cumulative basis for each director to be elected when voting for the election of directors) and vote together without regard to class (except that any amendment to our Certificate of Incorporation changing the number of authorized shares or adversely affecting the rights of holders of Common Stock or Class B Stock requires the separate approval of the affected class as well as the approval of both classes voting together). Holders of Class B Stock are entitled to convert any and all of their shares into Common Stock on a share-for-share basis at any time. Shares of Class B Stock are also subject to mandatory conversion under certain circumstances. As of the Record Date, 5,388,672 shares of Common Stock and 2,219,468 shares of Class B Stock were outstanding.
Registered Stockholders. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the 2019 Annual Meeting.
Beneficial Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and the Notice was forwarded to you by your broker or nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares (see questions seven (“How do I cast my vote?”) and ten (“How are broker non-votes and abstentions counted?”) below for more information). Beneficial owners are also invited to attend the 2019 Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the 2019 Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

5.    What proposals are being voted on at the 2019 Annual Meeting?
Stockholders are being asked to vote upon the following items of business at the 2019 Annual Meeting:

1.	the election of nine directors, each to hold office for a one-year term ending at our 2020 Annual Meeting of Stockholders;

2.	the ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent auditor for the fiscal year ending July 31, 2020 (“fiscal 2020”);

3.	the approval of an amendment to the Oil-Dri Corporation of America 2006 Long Term Incentive Plan to increase the number of shares of stock authorized for issuance thereunder;
and to transact such other business as may properly come before the 2019 Annual Meeting. Our Board of Directors knows of no other items of business that will be presented for consideration at the 2019 Annual Meeting other than those described in this Proxy Statement. In addition, no stockholder proposal or nomination was received prior to the deadline specified in our Amended and Restated By-Laws (“By-Laws”), so no such matters may be brought to a vote at the 2019 Annual Meeting.
6.    What are the voting recommendations of the Company’s Board of Directors?
Our Board of Directors recommends that you vote your shares as follows:

•	“FOR” the election of each of the nine nominees to the Board of Directors;

•	“FOR” the ratification of the appointment of Grant Thornton as the Company’s independent auditor for fiscal 2020; and

•	“FOR” the approval of the amendment to the Oil-Dri Corporation of America 2006 Long Term Incentive Plan to increase the number of shares of stock authorized for issuance thereunder.
7.    How do I cast my vote?
If you are a stockholder of record, you may vote in several different ways:
In person at the 2019 Annual Meeting
You may vote in person at the 2019 Annual Meeting. You may also be represented by another person at the meeting by executing a proxy properly designating that person.
By Internet
You may vote using the Internet by submitting your voting instructions at www.proxyvote.com. You should have the Notice or your proxy card available when you go online. If you vote on the Internet, you may also request electronic delivery of future proxy materials. Internet voting for stockholders of record will be available until 11:59 p.m., Eastern Time, on December 10, 2019.
By telephone
You may vote by calling 1-800-690-6903. Please have your proxy card in hand when you call and use any touch-tone phone to transmit your voting instructions. Telephone voting for stockholders of record will be available until 11:59 p.m., Eastern Time, on December 10, 2019.
By mail
You may vote by mail by requesting a paper copy of the proxy materials, which will include a proxy card, and then completing, signing, dating and returning the proxy card in the postage-paid envelope provided with the paper copy of the proxy materials.
If you are a beneficial stockholder (see question four (“Who is entitled to vote at the 2019 Annual Meeting?”) above for more information), you must provide instructions to your bank, broker or other nominee as to how your shares should be voted. Your bank, broker or other nominee will usually provide you with the appropriate voting instruction form at the time you receive this Proxy Statement. The availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on your bank, broker or other nominee. We recommend that you follow the voting instructions on the materials you receive from that entity. To vote in person at the 2019 Annual Meeting, you must obtain a legal proxy from your bank, broker or other nominee and present it to the Inspector of Election with your ballot. Your shares may be voted on certain matters even if you do not provide voting instructions because banks, brokers and nominees generally have the authority under New York Stock Exchange (“NYSE”) rules to vote on “routine matters.” The proposal to ratify the appointment of our independent auditor is considered a routine matter, and the election of directors and the approval of the amendment to the Oil-Dri Corporation of America 2006 Long Term Incentive Plan are considered non-routine matters.
Unless you decide to change your vote, use only one method to send us your vote. If you requested a printed set of the proxy materials and voted by telephone or by Internet, you do not have to return your proxy card or voting instruction form. Even if you plan to attend the 2019 Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the meeting.
If no contrary instructions are indicated in the proxy, each proxy will be voted “FOR” the election of the nine nominees to our Board of Directors named below; “FOR” the ratification of the appointment of Grant Thornton as our independent auditor for fiscal 2020; and “FOR” the approval of the amendment to the Oil-Dri Corporation of America 2006 Long Term Incentive Plan. In their discretion, the proxy holders named on the proxy are authorized to vote on any other matters that may properly come before the 2019 Annual Meeting.
8.    Can I change my vote?
Yes, if you vote by proxy, you may revoke that proxy at any time before it is voted at the 2019 Annual Meeting. If you are the stockholder of record, you may do this by:

•	voting again on the Internet or by telephone prior to 11:59 p.m., Eastern Time, on December 10, 2019;

•	signing another proxy card with a later date and delivering it to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, prior to the 2019 Annual Meeting; or

•	attending the 2019 Annual Meeting in person and delivering your proxy or casting a ballot.
If you are a beneficial stockholder and you have instructed your bank, broker or other nominee to vote your shares, you may revoke those instructions by following the directions received from your bank, broker or other nominee to change those instructions.
9.    What constitutes a quorum at the 2019 Annual Meeting?
A majority of all outstanding shares of Common Stock and Class B Stock entitled to vote at the 2019 Annual Meeting constitutes a quorum, which is the minimum number of shares that must be present or represented by proxy at the 2019 Annual Meeting to transact business. Once a share is represented for any purpose at the 2019 Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment of the 2019 Annual Meeting, unless a new record date is set).
10.    How are broker non-votes and abstentions counted?
A broker non-vote occurs when shares held as of record by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares as of record in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has not received instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At the 2019 Annual Meeting, the only routine matter is the proposal to ratify the appointment of our independent auditor. Therefore, absent directions from you, your broker will not have discretion to vote on the election of directors or the amendment to the Oil-Dri Corporation of America 2006 Long Term Incentive Plan.
Broker non-votes and abstentions by stockholders from voting will be counted towards determining whether or not a quorum is present at the 2019 Annual Meeting. However, because broker non-votes and abstentions are not voted affirmatively or negatively, they will have no effect on the approval of any of the proposals, except (i) as to routine matters for which brokers exercise their discretion as discussed above and (ii) abstentions with respect to proposals that require an affirmative majority of the votes present at the 2019 Annual Meeting or represented by proxy, which have the same legal effect as a vote against the proposal as described below.
11.    How many votes are needed to approve the proposals?
A director may only be elected by a plurality of votes cast. Accordingly, we count proxies and ballots marked for all nominees listed (including executed proxies submitted by stockholders who request to receive paper copies of the proxy materials that are not marked regarding the election of directors, which will be voted for all listed nominees), or those voting for some but not all nominees that specify votes withheld for one or more designated nominees, to determine the total number of votes cast for each nominee. The nine nominees who receive the largest number of votes will be elected. Shares for which authority is withheld to vote for director nominees and broker non-votes have no effect on the outcome of the election of directors.
An affirmative majority of the votes present at the 2019 Annual Meeting or represented by proxy is necessary for ratification of the appointment of Grant Thornton as our independent auditor for fiscal 2020 and for the approval of the amendment to the Oil-Dri Corporation of America 2006 Long Term Incentive Plan. Any abstention by those present or represented by proxy has the same legal effect as a vote against this proposal. Because the proposal for ratification of the appointment of Grant Thornton as our independent auditor for fiscal 2020 is considered a routine matter under the rules of the NYSE, banks, brokers and other nominees are able to vote on this matter even if no voting instructions are provided by the beneficial owner.
12.    Who will count the vote?
We have retained Broadridge Financial Solutions, Inc. (“Broadridge”) to tabulate the vote and act as Inspector of Election. Information about Broadridge is available at www.broadridge.com. Proxies and ballots that identify the votes of individual stockholders are kept confidential from the Company’s management and directors. Only Broadridge, as the proxy tabulator and Inspector of Election, has access to the ballots, proxy cards and voting instruction forms. Broadridge will disclose information taken from the ballots, proxy cards and voting instruction forms only in the event of a proxy contest or as otherwise required by law.
13.    Where can I find the voting results of the 2019 Annual Meeting?
We intend to announce preliminary voting results at the 2019 Annual Meeting. Within four business days following the adjournment of the 2019 Annual Meeting, we intend to disclose the final voting results of each proposal being voted on at the 2019 Annual Meeting in a Current Report on Form 8-K.

14.	How does a stockholder propose actions for consideration at next year’s annual meeting of stockholders?
For your proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, we must receive your written proposal no later than July 2, 2020. Your proposal should be addressed to the Corporate Secretary, Oil-Dri Corporation of America, at the Company’s principal executive offices at 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213. In addition, be aware that your proposal must comply with SEC regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials and other applicable laws. Although our Board of Directors will consider all proposals, it has the right to omit any proposals it is not required to include. Proposals submitted in writing between July 2, 2020 and August 1, 2020 (assuming the meeting is held not more than 30 days from December 11, 2020) may be considered at next year’s annual meeting but will not be included in our proxy statement. All proposals should be addressed to the Corporate Secretary, Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213. In addition, the proposal must satisfy all of the other requirements set forth in our By-Laws and all applicable laws.

15.	Can I elect to receive future proxy solicitations via mail or online?
Yes, you may either request to receive printed copies of all future proxy statements, proxy cards and annual reports in the mail or request to receive all such future proxy materials via e-mail or the Internet. If you request to receive all future proxy materials via e-mail or the Internet, you will not receive paper copies of these stockholder communications in the mail. To sign up for electronic delivery, follow the instructions on the form of proxy card under the heading “ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS” to indicate that you agree to receive or access stockholder communications electronically in future years. If you hold your shares through a bank, broker or other nominee, contact that entity for information as to whether and how you can elect electronic delivery.

16.	Why did I receive more than one package of proxy materials?
This means that you have multiple accounts holding shares of Common Stock or Class B Stock. These may include accounts with our transfer agent, Computershare, and accounts with a bank, broker or other nominee. Please complete, sign, date and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction form that you receive with each package of proxy materials to ensure that all of your shares are voted.

17.	Can I receive future proxy statements, annual reports and certain other stockholder information in a single package per household?
If you have elected to receive paper copies of the proxy materials and your household received more than one copy of the Company’s Annual Report on Form 10-K and Proxy Statement, and you wish to reduce the number you receive, you may enroll in householding online at www.proxyvote.com or you may check the “yes” box on the proxy card next to the statement “Please indicate if you consent to receive certain future investor communications in a single package per household.” By checking this box, you are consenting to the mailing of the proxy statements, annual reports and certain other stockholder information in a single package per household. Please note that each registered stockholder in your household will need to consent to this option in order for the household delivery to take effect for such stockholder’s mailings. Despite signing up for household delivery of certain stockholder mailings, the Company will continue to separately mail a proxy card for each registered stockholder account.
You may revoke your consent at any time by calling (866) 540-7095 or writing to Broadridge Financial Solution, Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you revoke your consent, the Company will begin sending you individual copies of these documents within 30 days after receipt of your revocation notice.

18.	Who may solicit proxies?
Our directors, officers and employees may solicit proxies on behalf of our Board of Directors via mail, telephone, facsimile, e-mail and personal contact. Our directors, officers and employees will receive no additional compensation for soliciting proxies.

19.	Who pays for the cost of this proxy solicitation?
We will bear the cost of this proxy solicitation, including reimbursing banks, brokers and other nominees for reasonable expenses of sending out proxy materials to beneficial stockholders.

20.	What if I have additional questions not addressed here?
You may call Investor Relations at (312) 321-1515 or e-mail InvestorRelations@oildri.com.

PROPOSALS

Proposal 1 - Election of Directors
The Company proposes that the following nine individuals be elected to our Board of Directors. Each nominee currently serves as a director. If any nominee should be unable or unwilling to serve, which is not now contemplated, the proxy holders may, but will not be bound to, vote for a substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE FOLLOWING NOMINEES AS DIRECTORS.

Daniel S. Jaffee	Age 55	Director since 1992
Chairman of the Board of Directors and President and Chief Executive Officer of the Company
Mr. Jaffee graduated from Georgetown University in 1986. Mr. Jaffee joined the Company in 1987 after a year with the accounting firm now known as PricewaterhouseCoopers LLP. He was a product manager in the Industrial and Agricultural divisions of the Company until 1989. In 1990, he became Chief Financial Officer of the Company, a position he held until 1995. From 1990 to 1995, he also held group vice presidential positions in the areas of Canadian and domestic operations, finance, management, information systems and consumer products. He was Chief Operating Officer from 1995 to 1997. Mr. Jaffee became President in 1995,

Chief Executive Officer in 1997 and Chairman of the Board of Directors in 2018. Mr. Jaffee received an M.B.A. from the Kellogg Graduate School of Management of Northwestern University in 2004. Mr. Jaffee’s civic activities include serving as a member of the Board of Directors of the Anti-Cruelty Society of Chicago and as a Trustee of the Chicago History Museum. He is also a member of the Board of Directors and the HR/Compensation Committee of Elkay Manufacturing Company (“Elkay”).

Mr. Jaffee’s individual qualifications include extensive strategic Company and sorbent minerals industry experience gained through his long service to the Company in various operational, management and executive positions. His deep knowledge of the sorbent minerals industry is augmented by the special perspective he brings to the Board as a third-generation family stockholder. In addition, his experience on the Board of Directors of Elkay and his active involvement in the local community in advisory roles for several not-for-profit organizations add to his perspective on effective management and strategy for the long-term success of the Company.

Ellen-Blair Chube	Age 38	Director since 2018
Managing Director & Client Service Officer, William Blair & Company
Ms. Chube graduated from Northwestern University in 2002 with a Bachelor of Arts in political science and earned a Juris Doctorate degree from Georgetown University in 2005. Ms. Chube began her career in public service working for Congressman Harold Ford Jr. as a senior advisor in the House of Representatives, as well as on the 2006 Senate campaign. Following her time with Congressman Ford, Ms. Chube became an associate in the government affairs practice of Brownstein Hyatt Farber Schreck, LLP. In 2009, Ms. Chube became the Staff Director for the Senate Banking Subcommittee on Security, International Trade and Finance. In this role, she was responsible for financial services and economic policy for former Senator Evan Bayh, including his legislative priorities in the Dodd-Frank financial regulatory reform bill enacted in July 2010. In 2011, Ms. Chube became the Vice President and Chief of Staff to John W. Rogers Jr., Chairman and CEO of Ariel Investments. After four years at Ariel Investments, Ms. Chube became the Managing Director and Client Service Officer at William Blair & Company. She also serves on the board of the Toigo Foundation and the Chicago Children’s Choir and is a trustee of the Museum of Contemporary Art in Chicago.

Ms. Chube’s individual qualifications include her expertise and commitment to delivering exceptional client service worldwide as well as her wealth of business and financial services knowledge she has acquired throughout her time at William Blair, Ariel Investments and her notable public service career. In addition, Ms. Chube brings to the Board finance, regulatory, audit committee and human resources committee experience.

Paul M. Hindsley	Age 60	Director since 2019
Managing Director & Partner, William Blair & Company
Mr. Hindsley received a bachelor’s degree in Management Science from Duke University in 1981 and earned a Master of Business Administration from the Kellogg Graduate School of Management of Northwestern University in 1986. He began his career at Harris Trust and Savings Bank and served as Vice President, Commercial Banking from 1981 to 1989. From 1989 to 1997, Mr. Hindsley was Director of Investment Banking at BMO Capital Markets. He joined William Blair & Company in 1997 and is currently Managing Director and Partner,

Investment Banking, specializing in mergers and acquisitions and equity and debt transactions.

Mr. Hindsley’s individual qualifications include his financial expertise and extensive experience in public and private mergers and acquisitions and equity and debt transactions, having closed over 275 transactions for a wide range of consumer and industrial-focused clients. From his experience, he brings to the Board a strong financial perspective on the consumer products and packaging industries. In addition, Mr. Hindsley is an “audit committee financial expert” within the meaning of SEC rules.

Joseph C. Miller	Age 77	Director since 1989
Vice Chairman of the Board of the Company Independent Consultant
Mr. Miller graduated from the West Virginia University School of Business in 1964. After serving as an officer in the United States Army, he joined Republic Steel Corporation in 1966. Mr. Miller served as President of Lowes, Inc., Inland Distributing and Whiteford Transportation Systems. He joined the Company in 1989 as Vice President of Corporate Planning and Marketing. He served as Group Vice President for Sales, Marketing and Distribution from 1990 to 1993. Mr. Miller was Senior Vice President for the Consumer,

Industrial & Environmental and Transportation Groups of the Company from 1993 to 1995. He became Vice Chairman of the Board in 1995. Mr. Miller was an employee of the Company until 2000, when he became an independent consultant specializing in strategic planning. Mr. Miller is a member of the board of advisors of Kamterter Products, LLC.

Mr. Miller’s individual qualifications include his leadership experience as chief executive and chief operating officer of several corporations, including prior sorbent minerals industry experience. In addition, he brings to the Board skills gained through his 11 years of employment with the Company in various operational, management and executive positions. He also serves on the advisory boards of several other companies and offers additional perspective gained through his experience as a strategic planning consultant.

Michael A. Nemeroff	Age 56	Director since 2006
President and Chief Executive Officer, Vedder Price P.C.
Mr. Nemeroff received a bachelor’s degree from the State University of New York at Binghamton in 1985 and earned a J.D. from George Washington University in 1988. He joined the law firm of Vedder Price P.C. (“Vedder Price”) in 1988 and has been the Chairman of the firm’s Finance & Transaction Group and an equity shareholder since 1995. Since 1998, he has served on the firm’s Board of Directors. Since 2005, Mr. Nemeroff has served as President and CEO of Vedder Price and a member of the Executive Committee of the firm’s Board of Directors. Vedder Price regularly provides services to the Company. Mr. Nemeroff serves as a legal advisor to the G100, an elite international organization of leading chief executive officers from Fortune 500 publicly traded corporations. He also serves as an Executive Committee and Board of Directors member of Chicago Children’s Choir, a not-for-profit organization making a difference in the lives of children through musical excellence, a Trustee of the Chicago History Museum and Board Chair of The Wallis Annenberg Center for the Performing Arts in Beverly Hills, CA.

Mr. Nemeroff’s individual qualifications include his expertise as a corporate and transactional attorney advising clients on corporate governance, mergers and acquisitions and executive compensation as well as the financial underpinnings of these complex practice areas. In addition, Mr. Nemeroff brings to the Board risk management, finance and business operations experience gained in the various management positions he has held at Vedder Price, including the position of President and Chief Executive Officer of that international law firm.

George C. Roeth	Age 58	Director since 2016
Lead Director of the Board of the Company
Mr. Roeth received a Bachelor of Science in Business Administration from the University of California at Berkeley in 1983 and earned a Master of Business Administration from the Kellogg Graduate School of Management of Northwestern University in 1987. From 1987 to 2014, Mr. Roeth held various positions at The Clorox Company (“Clorox”). Most recently, from 2013 to 2014, he served as Chief Operating Officer of Lifestyle, Household and Global Operating Functions of Clorox. Previously, he served as Senior Vice President and General Manager, during which time he was also Chairman of the Board for the Clorox and Procter & Gamble Glad Products Joint Venture. Prior to that, Mr. Roeth served in several senior-level marketing and operations roles at Clorox, including Senior Vice President and General Manager, Vice President of Growth and Marketing, and Vice President of Brand Development, among others. Following his retirement from Clorox in 2014, he served on the Gryphon Investors Executive Advisory Board, advising on investments in the consumer packaged goods business until 2016. In 2015, Mr. Roeth joined the Board of Directors of Central Garden & Pet Company (“Central Garden & Pet”) and served as President and Chief Executive Officer of Central Garden & Pet from 2016 until his retirement on September 28, 2019. Mr. Roeth was appointed as Lead Director of the Oil-Dri Board of Directors on April 5, 2019. He currently serves as a Trustee of the Committee for Economic Development.

Mr. Roeth’s individual qualifications include his proven track record of delivering profitable growth in challenging and highly competitive business environments and his success in simultaneously driving global sales, lowering costs and improving customer satisfaction during his tenure at Clorox and Central Garden & Pet. He also brings to the Board his extensive experience in, and his comprehensive understanding of, the consumer products industry.

Allan H. Selig	Age 85	Director since 1969
Commissioner Emeritus of Major League Baseball President and Chairman of the Board, Selig Leasing Company Inc. President, AHS Management Consulting Company
Commissioner Emeritus Selig received a bachelor’s degree from the University of Wisconsin in 1956. After two years in the United States Army, he joined Selig Ford, Inc. He served as President of Selig Ford (which became Selig Chevrolet in 1982) from 1959 until 1990. Since 1970, he has served as Chairman of the Board and President of Selig Leasing Company Inc. He became President and Chief Executive Officer of the Milwaukee Brewers Baseball Club, Inc. in 1970 and served in that capacity until 1998, when he was elected to the position of

Commissioner of Major League Baseball (“MLB”). He also served as Chairman of the Executive Council of MLB from 1992 to 1998. He now holds the position of Commissioner Emeritus of MLB following his retirement as Commissioner in January of 2015. He is a director of Marcus Corporation and a director emeritus of the Green Bay Packers, Inc. In addition, he is a director of the Greater Milwaukee Committee, the Milwaukee Club, the University of Wisconsin Foundation and Ixonia Bancshares, Inc. and a trustee of the Boys and Girls Clubs of Greater Milwaukee. He is a founder and vice chairman of Athletes for Youth and co-founder of the Child Abuse Prevention Fund. Mr. Selig was inducted into the Baseball Hall of Fame on July 30, 2017 in Cooperstown, NY.

Commissioner Emeritus Selig’s individual qualifications include sound judgment, integrity and business management skills gained through his management of several businesses, including his long tenure in each of his positions as MLB Commissioner, as Chief Executive Officer of the Milwaukee Brewers Baseball Club and as President and Chairman of his family’s automobile businesses. His unique ability to manage by consensus brought change and growth in baseball despite economic and political challenges both inside and outside of baseball. In addition, he is a community leader and an active advisor to several philanthropic organizations.

Paul E. Suckow	Age 72	Director since 2005
Business Fellow and Adjunct Professor, Finance and Economics, Villanova University
Mr. Suckow received a B.S. degree in economics from Bradley University in 1969 and earned a Master of Business Administration with a concentration in finance from Western Illinois University in 1973. He began his career in finance in 1973 with American National Insurance Company as a securities analyst. In 1975, he became a trust investment officer with First Hutchings-Sealy National Bank. From 1978 to 1981, he was Vice President, Investments, for Sun Insurance Services and from 1981 to 1985, Vice President and Portfolio Manager for Delaware Investment Advisers, Inc. From 1985 to 1992, Mr. Suckow was Executive Vice President and Director of Fixed Income Securities for Oppenheimer Management Corporation,

and from 1993 to 1999, he served as Executive Vice President and Chief Investment Officer-Fixed Income for Delaware Investment Advisers, Inc. In 1999, he retired from the investment management industry and began a teaching career as a business fellow and adjunct professor of finance and economics at Villanova University. Since 1978, he has been a Chartered Financial Analyst and is a member of the CFA Institute.

Mr. Suckow’s individual qualifications include his financial literacy evidenced by his position as an adjunct professor of finance and economics and his many years of service in the financial and insurance services industries. In addition, Mr. Suckow has served on the advisory boards of many corporations and is an “audit committee financial expert” within the meaning of SEC rules.

Lawrence E. Washow	Age 66	Director since 2013
Chairman and Board Member, First Bauxite Corporation Board Member and Partner of Eudora Global, LLC Board Member, Aspire Brands, Inc.
Mr. Washow received a bachelor’s degree from Miami University in Oxford, Ohio and earned a Master of Business Administration from the Kellogg Graduate School of Management of Northwestern University. Mr. Washow began his career at American Colloid Company (which subsequently became a subsidiary of AMCOL International Corporation (“AMCOL”), now Mineral Technologies Inc.) Mr. Washow became Chief Operating Officer of AMCOL in 1998 and President and Chief Executive Officer of AMCOL in 2000 and served in these positions and as a director of AMCOL until 2010. In 2011, Mr. Washow became a board member, and now serves as Chairman of First Bauxite Corporation. He also serves as a board member and partner of Eudora Global, LLC and a board member of Aspire Brands, Inc. In addition, he is a private investor and advisor for a number of early stage companies.

Mr. Washow’s individual qualifications include his extensive global experience in minerals, mining, manufacturing and distribution. In addition, Mr. Washow is an “audit committee financial expert” within the meaning of SEC rules and brings to the Board his strong business acumen and broad experience in management, operations, public company governance and compliance obtained through the leadership positions that he has held with public corporations, including president, chief executive officer and board member.

Proposal 2 - Ratification of Appointment of Independent Auditor
The Audit Committee is directly responsible for the selection, appointment, evaluation and oversight of the independent auditor retained to audit the Company’s financial statements. The Audit Committee annually reviews its independent registered public accounting firm's performance and independence from management.
The Audit Committee of the Board of Directors appointed Grant Thornton as the Company’s independent auditor for fiscal 2020 at its meeting on October 8, 2019 and has further directed that we submit the appointment of the independent auditor for ratification by the stockholders at the 2019 Annual Meeting. Grant Thornton audited the Company’s consolidated financial statements for the fiscal year ended July 31, 2019. A representative of Grant Thornton is expected to be present at the 2019 Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
Stockholder ratification of the appointment of Grant Thornton as the Company’s independent auditor is not required by the Company’s By-Laws or otherwise; however, our Board of Directors is submitting the appointment of Grant Thornton to stockholders for ratification as a matter of responsible corporate practice. If the stockholders fail to ratify the appointment, our Audit Committee will reconsider whether to retain that firm. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if our Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE
APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITOR.
Other Matters Relating to the Independent Auditor
Auditor Fees
The following table shows the aggregate fees for professional services rendered by Grant Thornton for the audit of the Company’s annual financial statements for the years ended July 31, 2019 (“fiscal 2019”) and July 31, 2018 (“fiscal 2018”), and fees billed during those periods for other services rendered by Grant Thornton.

Type of Fees	2018	2019
Audit fees (1)	$648,981	$867,828
Audit-related fees (2)	$6,680	$5,500
Tax fees (3)	$250,920	$246,328
All other fees (4)	$944	$918
Total	$907,525	$1,120,574

(1)
Audit fees consist of fees for audit services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. Audit fees for fiscal 2018 reflect fees invoiced by Grant Thornton, after the completion of fiscal 2018, for services related to such fiscal year.

(2)	Audit-related fees in fiscal 2018 and fiscal 2019 related to services provided in 2018 in connection with potential acquisitions and services in both years for other matters.

(3)
Tax fees consist of fees for tax compliance and statutory filing preparation (“tax compliance”) and fees for tax planning and advice, both international and domestic (“tax planning”). The tax compliance services consisted primarily of the preparation of original and amended tax returns, claims for refunds and support during any income tax audit or inquiry. The tax planning services consisted of research and advice regarding the effect of tax laws and regulations and transfer pricing.

(4)	All other fees in fiscal 2018 and 2019 consist of fees for iXBRL tagging of statutory accounts.
Pre-Approval of Independent Auditor Services
No services specifically prohibited by the Sarbanes-Oxley Act of 2002 will be provided to the Company by the independent auditor. The Audit Committee has adopted a policy that requires the Audit Committee or a member of the Audit Committee to pre-approve all engagements with the Company’s independent auditor. These services include audit services, audit-related services and tax services. In accordance with its pre-approval policy, the Audit Committee or its chair pre-approved all services performed by the independent auditor during fiscal 2019.

Proposal 3 - Approval of the Amendment to the
Oil-Dri Corporation of America 2006 Long Term Incentive Plan
Introduction
We are seeking the approval of our stockholders of an amendment to the Oil-Dri Corporation of America 2006 Long Term Incentive Plan (as amended, the “Long Term Incentive Plan”) to increase the number of shares of stock authorized for issuance thereunder from 919,500 shares to 1,219,500 shares, an increase of 300,000 shares (the “Plan Amendment”). The Plan Amendment was approved by the Board of Directors on October 16, 2019, subject to stockholder approval at the 2019 Annual Meeting of Stockholders.
There are 919,500 shares of stock reserved under the Long Term Incentive Plan, of which 75,513 shares remain available as of October 14, 2019, and 411,100 shares were subject to outstanding awards under the Long Term Incentive Plan. After giving effect to the Plan Amendment, there will be 375,513 shares available for equity grants under the Long Term Incentive Plan, representing 6.97% of our Common Stock as of October 14, 2019. The closing price of our Common Stock as of October 14, 2019 was $33.04 per share, as reported by the NYSE.
Other than as set forth above and described herein, approval of the Plan Amendment will not impact any other terms and conditions of the Long Term Incentive Plan.
The following is a description of the Plan Amendment, followed by a description of other material terms of the Long Term Incentive Plan. These descriptions do not purport to be complete and are qualified in their entirety by reference to the Plan Amendment, a copy of which is included as Appendix A to this proxy statement, as well as to the 2006 Long Term Incentive Plan, a copy of which was included as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on November 3, 2006, the First Amendment to the 2006 Long Term Incentive Plan, effective as of January 1, 2008, a copy of which was filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2008, and the Second Amendment to the 2006 Long Term Incentive Plan, effective as of October 15, 2015, a copy of which was filed as Appendix A to Oil-Dri’s Definitive Proxy Statement on Schedule 14A filed with the SEC on October 28, 2015.

Purpose of the Plan Amendment
The Long Term Incentive Plan, as adopted, provided that the maximum number of common shares available for settlement of awards under the Long Term Incentive Plan is 919,500 shares of stock. “Stock” means the Company’s: (a) Class A Common Stock, or (b) if no Class A Common Stock is issued and publicly traded on any securities market, then Common Stock; and (c) in the case of any award made in shares of Class B Stock to a member of the Jaffee family, Class B Stock; and, (d) with respect to any award specifically made in shares of Common Stock, Common Stock. The term “shares” or “stock” in this summary refer to “Stock” as defined above.
As of October 14, 2019, 375,513 shares of stock remained available for future awards under the Long Term Incentive Plan.
The purpose of the Plan Amendment is to increase the maximum number of shares available for award under the Long Term Incentive Plan.
The Board of Directors has carefully considered the proposed amendment and the compensation needs of the Company in determining the number of shares to be subject to the Long Term Incentive Plan. The additional 300,000 shares, which would be authorized upon approval of the Plan Amendment, would allow the Company to continue to provide under the Long Term Incentive Plan long-term, equity-based incentives to eligible employees and non-employee directors, which we believe is in the best interests of our stockholders. Currently, the Long Term Incentive Plan is the only Company equity compensation plan under which equity grants may be made to employees. Under expected practices, the Company anticipates that the shares available for settlement of awards under the Long Term Incentive Plan if the Plan Amendment is approved to be sufficient to satisfy the equity grants expected to be made over the next four years, subject to the factors described below. The Board of Directors believes the additional shares will provide adequate equity to allow competitive equity awards in the near term while ensuring that we return to stockholders on a frequent basis for approval of additional shares. The Company evaluated past equity compensation practices and the number of shares likely to be needed for future grants in coming to this determination. However, the actual number of shares utilized will depend on a variety of factors, including our headcount, employee turnover, our stock price, and equity awards granted, among others.
If our stockholders approve the Plan Amendment, the increase in share limits will be effective as of December 11, 2019. If our stockholders do not approve the Plan Amendment, the Long Term Incentive Plan will remain in effect with the current reserve share limitation. The Company has not approved any awards that are conditioned upon stockholder approval of the Plan Amendment.
Summary of the Long Term Incentive Plan
Purpose
The Long Term Incentive Plan is intended to advance the interests of the Company and its stockholders by encouraging and providing for the acquisition by employees and non-employee directors of an equity interest in the success of the Company and its subsidiaries, by providing additional incentives and motivation toward superior performance of the Company and by enabling the Company to attract and retain the services of employees and directors upon whose judgment, interest and effort the successful conduct of its operations is largely dependent.

Eligibility
Under the Long Term Incentive Plan, the Compensation Committee at its discretion may grant awards to present and future employees (including officers and directors who are also employees) of the Company or its subsidiaries and to present and future non-employee directors of the Company whom the Compensation Committee believes are in a position to contribute materially to the Company’s growth, development and long-term financial growth. As of September 30, 2019, the Company and its subsidiaries had approximately 787 full-time employees (including officers and directors who are also employees) and seven non-employee directors, all of whom are eligible to participate in the Long Term Incentive Plan.
Offering of Stock
A total of 919,500 shares of the Company’s stock are reserved for issuance under the Long Term Incentive Plan, of which 75,513 remain available as of October 14, 2019 for future awards under the Long Term Incentive Plan.
The stock delivered to settle awards made under the Long Term Incentive Plan may be authorized and unissued shares or treasury shares, not reserved for any other purpose. If any shares subject to any award granted under the Long Term Incentive Plan are forfeited or otherwise terminated without delivery of shares, the shares subject to such awards will again be available for issuance under the Long Term Incentive Plan. In addition, any shares withheld or applied as payment for shares issued upon exercise of an award or for the withholding or payment of taxes due upon exercise of the award will again be available for grant under the Long Term Incentive Plan.
The Long Term Incentive Plan will remain in effect until all stock subject to it has been purchased or acquired pursuant to the provisions of the Long Term Incentive Plan, subject to the Board’s right to earlier terminate the Long Term Incentive Plan.
If a stock dividend or split, recapitalization, merger, consolidation, combination, separation (including a spinoff), exchange of shares, or other similar corporate change or distribution of stock or property by the Company occurs, the number and class of and/or price of shares of stock subject to each outstanding award, the number and class of shares of stock available for awards, and the number and class of shares of the aggregate and individual participation limitations will be adjusted appropriately by the Compensation Committee to prevent dilution or enlargement of the rights of grantees.
Limits on Individual Awards
The Long Term Incentive Plan limits the number of shares that may be granted in any calendar year with respect to awards to any individual to 125,000.
Summary of Awards under the Long Term Incentive Plan
The Long Term Incentive Plan permits the grant of stock options including incentive stock options (“ISOs”); stock appreciation rights (“SARs”); restricted stock and restricted stock units; performance awards (which are described under the caption “Description of Business Criteria - Performance Awards and Performance Measures”) and other stock-based and cash-based awards.

Stock Options. The Compensation Committee may grant both incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”) under the Long Term Incentive Plan. A stock option allows a grantee to purchase a specified number of shares at a predetermined price during a fixed period measured from the date of grant. The purchase price per share of stock subject to a stock option is determined by the Compensation

Committee and set forth in the award agreement but cannot be less than the fair market value of the stock on the date of grant. The expiration date cannot be later than the tenth anniversary of the date of grant. The exercise price may be paid with cash or its equivalent, with previously acquired shares of the Company’s Common Stock, Class A Common Stock or Class B Stock, or by other means approved by the Compensation Committee.
Eligibility for ISOs is limited to employees of the Company and its subsidiaries. ISOs cannot be granted after the tenth anniversary of the date on which the Long Term Incentive Plan was adopted by the Board. In the case of an employee who owns or is deemed to own stock representing more than 10% of the total combined voting power of the classes of stock of the Company, the exercise price of an ISO must be at least 110% of the fair market value on the date of grant and an ISO cannot be exercisable after the expiration of five years from the date of grant. The aggregate fair market value (determined on the date of grant) of the shares of stock with respect to which ISOs are exercisable for the first time by any participant during any calendar year may not exceed $100,000 (if exceeded, any excess options are deemed to be NQSOs). Any participant must notify the Compensation Committee of any disposition of stock issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Internal Revenue Code of 1986, as amended (the "Code"), within 10 days of the disposition.
Restricted Stock and Restricted Stock Units. The Compensation Committee may award restricted stock and restricted stock units. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock unit awards result in the transfer of shares of stock to the participant only after specified conditions are satisfied. A holder of restricted stock is treated as a current stockholder and is entitled to dividend and voting rights, whereas the holder of a restricted stock unit award is treated as a stockholder with respect to the award only when the shares of stock are delivered in the future. The Compensation Committee will determine and set forth in the award agreement the restrictions and conditions applicable to each award of restricted stock or restricted stock units.
Stock Appreciation Rights. The Compensation Committee may grant SARs under the Long Term Incentive Plan. Upon exercise of a SAR, the holder will receive from the Company the difference between the fair market value of the stock subject to the SAR, determined on the date of exercise, and the grant price. The benefit upon exercise of a SAR is generally paid in cash, except that the Compensation Committee may, in its discretion, pay the benefit wholly or partially in stock. The grant price of a SAR is determined by the Compensation Committee and set forth in the award agreement, but cannot be less than the fair market value of the stock as of the date of grant. SARs may be exercised on such terms as the Compensation Committee determines but cannot be exercised later than the tenth anniversary of the date of grant.
Other Awards. The Compensation Committee may grant other cash-based or equity-based awards, referred to as “other cash-based awards” or “other stock-based awards,” other than options, SARs, restricted stock, restricted stock units, or performance awards. The terms and conditions of any other cash-based or stock-based award will be determined by the Compensation Committee. Payment under any other cash-based or stock-based award will be made in cash or stock, as determined by the Compensation Committee.
Transfer Limitations on Awards. The Compensation Committee will impose any transfer restrictions on any shares acquired pursuant to the awards under the Long Term Incentive Plan as it deems advisable. Generally no award may be transferred other than by designation of beneficiary, by will or by the laws of descent and distribution. Further, all awards granted to a participant under the Long Term Incentive Plan will be exercisable during his lifetime only by such participant. Notwithstanding the foregoing, a participant may transfer all or a portion of an award (other than an ISO or restricted stock) to Immediate Family Members (defined in the Long Term Incentive Plan as a participant’s spouse, parent and any lineal descendants, including any adopted child, of a parent of the participant or of a parent of the participant’s spouse, and any trustee, guardian or custodian for any of the foregoing), a trust for the exclusive benefit of the Immediate Family Members, a partnership of Immediate Family Members, and such other person or entity as the Compensation Committee may permit. Under no circumstances may a participant transfer awards under the Long Term Incentive Plan for consideration.
Description of Business Criteria - Performance Awards and Performance Measures
Performance Awards. Performance awards granted under the Long Term Incentive Plan will be earned only if performance goals over performance periods established by or under the direction of the Compensation Committee are met, and the Compensation Committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met. Section 162(m) of the Code requires that performance awards be based upon objective performance measures in order to be tax deductible if they and other non-performance-based remuneration paid to a “covered” executive officer in any year exceeds $1 million. The Compensation Committee may designate whether any such award being granted to any participant is intended to be “performance-based compensation” as that term is used in Section 162(m). The performance goals for any performance award may vary from participant to participant, group to group, and period to period. Performance awards may be paid in the form of cash, shares of stock, or in any combination, as determined by the Compensation Committee.

Performance Measures. The vesting or payment of any performance awards will be subject to the satisfaction of certain performance goals. Under the Long Term Incentive Plan as amended by the Plan Amendment, the performance goals may be based on one or more of the following measures:

•	net sales or revenue growth

•	return measures (including, but not limited to return on invested capital, assets, capital, equity, sales)

•	gross profit margin

•	operating expense ratios

•	operating expense targets

•	productivity ratios

•	operating income

•	gross or operating margins

•	earnings before or after taxes, interest, depreciation, and/or amortization

•	net earnings or net income (before or after taxes)

•	earnings per share

•	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment)

•	working capital targets

•	capital expenditures

•	share price (including, but not limited to, growth measures and total shareholder return)

•	appreciation in the fair market value or book value of a share

•	economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of the capital)

•	total stockholder return

•	debt to equity ratio/debt levels

•	customer satisfaction/service (relative improvement);

•	market share

•	employee satisfaction/engagement

•	employee retention/attrition

•	inventory control/efficiency
Any performance measure(s) may be used to compare the performance of the Company against the performance of a group of comparison companies, or published or special index that the Compensation Committee, in its sole discretion, deems appropriate, or the Compensation Committee may select any performance measure(s) above as compared to various stock market indices.
Exercise of Awards after Termination of Service
If a participant’s employment or service as a director terminates for any reason other than death, disability, retirement or for cause, any option or SAR which was immediately exercisable on the termination date may be exercised until the earlier of (i) the expiration date or (ii) 90 days after such termination or for such longer period as may be specified in the participant’s award agreement. Any unvested award will expire without value and be forfeited on the date of termination.
If a participant’s employment or service terminates because of death or disability, any outstanding option or SAR will become fully exercisable, and any outstanding restricted stock, restricted stock units, other stock-based awards or other award that was forfeitable will become nonforfeitable and fully vested. The participant, or deceased participant’s representative or beneficiary, will have until the expiration date or three years from the date of the participant’s termination of employment or service, whichever occurs first, to exercise the options or SARs. However, in the case of ISOs, the favorable tax treatment described under Code Section 422 will not be available if the option is not exercised within 12 months after the date of termination.
If a participant retires (as defined in the Long Term Incentive Plan), all unvested awards (with the exception of restricted stock awards unless vesting is approved by the Compensation Committee at the time of retirement) will become immediately vested and options and SARs will become immediately exercisable. A retired participant will have until the expiration date or three years from the date of the participant’s retirement, whichever occurs first, to exercise the options and SARs. However, in the case of ISOs, the favorable tax treatment described under Code Section 422 will not be available if the option is not exercised within three months after the date of termination.
If a participant is terminated for cause, an unexercised option, SAR, performance-based award, or share of restricted stock that is forfeitable will terminate upon the termination of employment or service.
In the event of a change in control (as defined in the Long Term Incentive Plan) of the Company, all unvested awards will become immediately vested and exercisable, subject to additional conditions with respect to certain awards subject to Section 409A of the Code. In the case of ISOs, the favorable tax treatment described under Code Section 422 will not be available if the option is not exercised within three months after the date of termination if termination is not for death or disability. The benefit payable for any performance award for which the performance period has not ended on the date of the change of control will be calculated pursuant to a formula set forth in the Long Term Incentive Plan.
Amendment and Termination of the Long Term Incentive Plan
The Board may terminate the Long Term Incentive Plan at any time and may amend or modify it from time to time but no such action shall adversely affect any award already granted under the Long Term Incentive Plan without the consent of the grantee. However, unless approved by the stockholders of the Company, no amendment or modification of the Long Term Incentive Plan may increase the total amount of stock which may be issued under the Long Term Incentive Plan, increase the maximum number of shares which may be subject to awards granted under the Long Term Incentive Plan to a participant during a calendar year or extend the maximum period during which awards may be made under the Long Term Incentive Plan. Adjustments made pursuant to a change in capitalization as described under the heading “Offering of Stock,” above, do not constitute an amendment or modification of the Long Term Incentive Plan. After the Long Term Incentive Plan is terminated, no further awards can be granted under the Long Term Incentive Plan, but any awards previously granted under the Long Term Incentive Plan will remain outstanding in accordance with their applicable terms and conditions.
Equity Compensation Plan Information

The following table presents information about compensation plans under which our equity securities are authorized for issuance. There are no outstanding stock options as of October 14, 2019.

Equity Compensation Plan Information As Of October 14, 2019
Plan Category	Number of securities to be issued upon exercise of outstanding options (in thousands) (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for further issuance under equity compensation plans (excluding securities reflected in column (a)) (in thousands) (c)
Equity compensation plans approved by stockholders	0	$0	75

The number of securities remaining in column (c) above includes, in accordance with the terms of the Long Term Incentive Plan, shares that were: (1) not vested or exercised in full due to expiration or termination, or (2) tendered or withheld for payment of the exercise price or to satisfy tax withholding amounts.
U.S. Federal Income Tax Consequences
The following is a brief summary of the general U.S. federal income tax consequences relating to awards granted or which may be granted under the Long Term Incentive Plan to participants who are United States residents. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary is not intended to be exhaustive, does not constitute tax advice, and does not describe state, local or foreign tax consequences. Each participant should consult with his or her tax advisor concerning the tax consequences of participating in the Long Term Incentive Plan.
Options
Incentive Stock Options. In general, neither the grant nor the exercise of an incentive stock option granted under the Long Term Incentive Plan will result in taxable income to the option holder or a deduction to the Company. In general, if the option holder does not dispose of stock received upon exercise of an incentive stock option within two years after the date the option is granted and within one year after the date of exercise, any later sale of such stock will result in a capital gain or loss (and the Company is not entitled to a corresponding deduction).
If stock received upon the exercise of an incentive stock option is disposed of before the holding period requirements described above have been satisfied, the option holder will generally realize ordinary income at the time of disposition subject to withholding. The amount of such ordinary income will generally be equal to the difference between the fair market value of the stock on the date of exercise and the exercise price (or, if less, the difference between the amount realized on disposition of the stock and the exercise price). In the case of a disqualifying disposition in which a loss (if sustained) would be recognized, then the amount of ordinary income will not exceed the excess of the amount realized on the sale over the adjusted basis of the stock (that is, in general, the price paid for the stock). Subject to the limitations of Code Section 162(m), the Company will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder.
Certain option holders exercising incentive stock options may become subject to the alternative minimum tax, under which the difference between (1) the fair market value of stock purchased under incentive stock options, determined on the date of exercise, and (2) the exercise price, will be an item of tax preference in the year of exercise for purposes of the alternative minimum tax.
Non-Qualified Stock Options. Options granted under the Long Term Incentive Plan that are not incentive stock options are “non-qualified options.” In general, because options granted under the Long Term Incentive Plan may not have an exercise price less than the fair market value of the stock on the date of grant, no income results upon the grant of a non-qualified option. When an option holder exercises a non-qualified option, he or she will generally realize ordinary income subject to withholding. Generally, such income will be realized at the time of exercise and in an amount equal to the excess, measured at the time of exercise, of the then fair market value of the stock over the option price. Upon a subsequent sale of the stock, a participant will generally recognize capital gain or loss in an amount equal to the difference between the amount realized for such stock and the participant's tax basis in the stock (generally the sum of the amount paid for the stock and the amount included in income upon exercise of the option), which gain or loss will be long-term if the stock is held for more than a year. The Company will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to the limitations under Section 162(m) of the Code.
SARs

In general, since the grant price of SARs granted under the Long Term Incentive Plan must be at least equal to the fair market value of the underlying stock as of the grant date, a participant will not recognize taxable income when an SAR is granted, and the Company will not receive a deduction at that time. When an SAR is exercised, a participant will recognize ordinary income subject to withholding equal to the excess of the cash and/or the fair market value of the stock the participant receives over the aggregate grant price of the SAR, if any, and the Company will be entitled to a corresponding deduction, subject to the limitations of Section 162(m) of the Code.
Restricted Stock
Generally, restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value less any amount paid for the stock) when the restrictions lapse. A participant may elect (by making an election under Section 83 of the Code) to recognize income at the time of grant, in which case the fair market value of the stock at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. The Company is generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant, subject to the limitations of Section 162(m) of the Code. Upon a subsequent sale of the stock, a participant will generally recognize capital gain or loss in an amount equal to the difference between the amount realized for such stock and the participant's tax basis in the stock (generally the sum of the amount paid for the stock and the amount included in income as described above), which gain or loss will be long-term if the stock is held for more than a year from the date that the applicable restrictions lapse or the date of grant if a Section 83(b) election is made.

Restricted Stock Units
Generally, the participant will not be subject to tax upon the grant of an award of RSUs but will recognize ordinary income subject to withholding in an amount equal to the fair market value of any shares received on the date of delivery of the underlying shares of stock. The Company will generally be entitled to a corresponding tax deduction, subject to the limitations of Section 162(m) of the Code. Upon a subsequent sale of the stock, a participant will generally recognize capital gain or loss in an amount equal to the difference between the amount realized for such stock and the participant's tax basis in the stock (generally the sum of the amount paid for the stock and the amount included in income upon receipt of the stock), which gain or loss will be long-term if the stock is held for more than a year.
Performance Shares and Performance Units
A participant will not recognize taxable income when performance shares or performance units are granted, and the Company will not receive a deduction at that time. In general, the participant will recognize ordinary income subject to withholding when the performance shares or performance units are settled equal to the cash or the fair market value of the stock the participant receives upon settlement, less any consideration paid, and the Company will be entitled to a corresponding deduction, subject to the limitations of Section 162(m) of the Code.
Other Awards
In general, a participant will recognize ordinary income subject to withholding (x) in the case of a cash-based other award, when the other award is paid in cash, or (y) in the case of a stock based other award, on the later of the date when the stock based award is settled or is no longer subject to restrictions (based on the fair market value of the stock on such date less any consideration paid for the stock), and the Company will be entitled to a corresponding deduction, subject to the limitations of Section 162(m) of the Code.
Section 409A of the Code
Certain awards under the Long Term Incentive Plan may be subject to Section 409A of the Code. It is the Company's intention that any such awards comply with the requirements of Section 409A of the Code and the terms of the Long Term Incentive Plan and any awards will be interpreted consistent with such intent.
New Plan Benefits
The benefits and amounts that will be received by or allocated to participants under the Long Term Incentive Plan in the future are discretionary and therefore not determinable at this time, because the types and amounts of awards and selection of participants are subject to the Compensation Committee’s future determination.
Stockholder Approval
The affirmative vote of the holders of a majority of the voting power of the Company’s Common Stock and Class B Stock, voting together as one class, that are present in person or by proxy at the 2019 Annual Meeting is required for approval of the Plan Amendment proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE THEREUNDER.

Other Matters for the Annual Meeting
At this time, our Board of Directors is not aware of any matters not referred to herein that might be presented for action at the 2019 Annual Meeting; however, if any other business should properly come before the meeting, votes may be cast in respect to such matters in accordance with the best judgment of the person or persons acting under the proxies.
CORPORATE GOVERNANCE MATTERS

Controlled Company Status
Our Board of Directors has determined that the Company is a “controlled company” within the meaning of the NYSE Corporate Governance Standards. This determination is based on the fact that Class B Stock having more than 50% of the aggregate voting power of our Common Stock and Class B Stock is owned by Daniel S. Jaffee and the Jaffee Investment Partnership, L.P., a Delaware limited partnership of which Daniel S. Jaffee is a general partner. The remaining three general partners of the Jaffee Investment Partnership, L.P. are all siblings of Daniel S. Jaffee. Daniel S. Jaffee has 11 of the 20 total votes of the general partners.
As a “controlled company” we are entitled to rely on exemptions from the NYSE Corporate Governance Standards that would otherwise require the Company to: (a) have a board of directors the majority of which is comprised of independent directors; (b) have a nominating and governance committee comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (c) have a compensation committee comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. From time to time in the past, we have elected to rely on all of these exemptions. Currently, a majority of our Board of Directors is comprised of independent directors, so we are only relying on exemptions (b) and (c) above.
Director Independence
Our Board of Directors has determined that the directors listed below are independent from our management within the meaning of the NYSE Corporate Governance Standards:

Ellen-Blair Chube	Allan H. Selig
Paul M. Hindsley	Paul E. Suckow
George C. Roeth	Lawrence E. Washow

While our Board of Directors has not adopted any categorical standards for independence, in making these determinations the Board of Directors noted that none of Ms. Chube and Messrs. Hindsley, Roeth, Selig, Suckow and Washow:

(a)	receives direct compensation from the Company other than director annual retainers and meeting fees paid to current directors;

(b)	has any relationship with the Company or a third party that would preclude independence under the NYSE Corporate Governance Standards; or

(c)	has any other material relationship with the Company and its management.
In the last three years, we have not made any contributions in excess of $1 million or 2% of our consolidated gross revenues to any tax-exempt organization in which an independent director serves as an executive officer.
Executive Sessions of Non-Management Directors
Non-management directors meet in executive sessions of our Board of Directors in which Mr. Daniel S. Jaffee, a management director, and other members of management do not participate. These sessions are scheduled for non-management directors at all regular meetings of our Board of Directors. Under our Corporate Governance Guidelines, an independent lead director (the “Lead Director”) (or in the event there is no Lead Director, the director serving as Chairman of our Audit Committee) presides at all executive sessions of non-management and independent directors unless otherwise determined by the directors attending any given executive session.

Board of Directors Committee Membership and Meetings
The following table sets forth the current membership of the committees of our Board of Directors.

Name	Audit	Compensation	Pension Plan	Retirement Plans	Executive
Ellen-Blair Chube		X
Paul M. Hindsley	X
Daniel S. Jaffee			X*	X*	X*
Joseph C. Miller		X
Michael A. Nemeroff		X
George C. Roeth					X
Allan H. Selig		X*
Paul E. Suckow	X*		X
Lawrence E. Washow	X				X
Number of Meetings in Fiscal 2019	4	2	4	4	—
* Chairman
During fiscal 2019, our Board of Directors held four meetings. All directors attended 100% of the aggregate total number of meetings of our Board and the committees on which he or she served.

Mr. J. Steven Cole was a director and member of the Audit Committee and the Executive Committee until his retirement on June 12, 2019. He attended 100% of the aggregate number of meetings of our Board of Directors and the committees on which he served.
Mr. Hindsley was appointed to the Board of Directors and the Audit Committee on June 12, 2019. He attended 100% of the meetings of our Board of Directors in fiscal 2019 while he was a director.

Audit Committee
The Audit Committee Charter sets out the duties and responsibilities of our Audit Committee. Those duties include, without limitation:

•	selection and appointment of the independent auditor, review of its independence and of other services provided by it, and of the fees and other arrangements regarding its services;

•	review with the independent auditor and management of the scope of the audit, and of significant financial reporting issues and judgments;

•	review with the independent auditor and management of the annual audited financial statements and of the quarterly financial statements and press releases;

•	review with the independent auditor and management of the quality and adequacy of internal controls; and

•	preparation of the report required by SEC rules to be included in this Proxy Statement.
A copy of our Audit Committee Charter is available on our website at www.oildri.com and will be provided without charge to any person upon request submitted to Investor Relations, Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213.
Our Board of Directors has determined that each member of our Audit Committee meets the independence and experience requirements of the NYSE. Our Board of Directors also has determined that each member of our Audit Committee is an “audit committee financial expert” within the meaning of SEC rules and that each member meets the accounting or related financial management expertise standard required by NYSE rules.
Compensation Committee
Our Compensation Committee is responsible for review and general oversight of our compensation programs, including all programs in which our executive officers participate. Specifically, our Compensation Committee is responsible for, without limitation:

•	determining the compensation, including benefits, of our Chief Executive Officer (“CEO”);

•
determining the reasonableness of and approving the compensation of our other executive officers as recommended by our CEO (subject to our CEO’s authority to make changes in compensation under certain circumstances during the course of a fiscal year);

•
reviewing and approving the reasonableness of performance measures and payout ranges under our annual incentive plan as these relate to our executive officers (subject to our CEO’s authority to make changes to such performance measures and payout ranges under certain circumstances during the course of a fiscal year except as such apply to the CEO) and setting payout ranges for our CEO;

•	administration of our equity incentive plans with assistance from our human resources staff, granting awards under those plans to employees, including our executive officers, and to non-

employee directors, and determining whether performance goals for performance awards have been achieved; and

•	making recommendations to our Board of Directors or, as needed, to stockholders on compensation-related matters.
In carrying out these responsibilities, our Compensation Committee acts on recommendations from and consults with our CEO. During fiscal 2019, our Compensation Committee did not retain an executive compensation consultant.
In conjunction with the Company’s management, our Compensation Committee has also assessed the Company’s compensation policies and practices for its employees as they relate to the Company’s risk management and risk-taking incentives. Our Compensation Committee has concluded that the Company’s compensation policies and practices for its employees do not create risks or risk-taking incentives that are reasonably likely to have a material adverse effect on the Company.
As allowed by the “controlled company” exemption from the NYSE Corporate Governance Standards, our Compensation Committee is not comprised entirely of independent directors; two members, Messrs. Miller and Nemeroff, have not been determined by our Board of Directors to be independent directors. As also allowed by this “controlled company” exemption, our Compensation Committee does not have a written charter.
Three members of our Compensation Committee, Ms. Chube and Messrs. Selig and Miller, are non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and are authorized to act collectively with respect to awards made under our equity incentive plans to individuals subject to Section 16 of that Act, including our executive officers and directors.
Pension Plan Committee
Our Pension Plan Committee acts as an administrator and named fiduciary of the Oil-Dri Corporation of America Pension Plan and is responsible for the management of the plan portfolio. The committee meets quarterly to conduct a review of the performance of the portfolio and the individual portfolio managers. Two directors are currently on the committee. The committee also includes certain employees of the Company who do not receive additional compensation in connection with their service on the committee.
Retirement Plans Committee
Our Retirement Plans Committee acts as administrator and named fiduciary of the Company’s defined contribution retirement plan. One director is currently on the committee. The committee also includes certain employees of the Company who do not receive additional compensation in connection with their service on the committee.
Executive Committee
Our Executive Committee has all of the powers and authority of our Board of Directors in the management of our business and other affairs, subject only to any limitations provided for in our Certificate of Incorporation and our By-Laws (each as amended from time to time) or imposed by applicable law or the NYSE Corporate Governance Standards. Our Executive Committee does not have a written charter. Our Executive Committee did not hold any meetings during fiscal 2019 and historically has only exercised its authority to act on behalf of the Board of Directors in limited circumstances.

Director Nominations
As allowed by the “controlled company” exemption from the NYSE Corporate Governance Standards, we do not have a standing nominating committee or other committee of our Board of Directors performing a similar function. As a “controlled company,” and given our current director composition, the Board of Directors believes it is appropriate for the Company not to maintain a separate nominating committee at this time. It has been our practice, as reflected in our Corporate Governance Guidelines, that our Chairman recommends to the entire Board of Directors candidates for nomination to the Board of Directors. Directors Daniel S. Jaffee, Joseph C. Miller and Michael A. Nemeroff, who have not been determined by the Board of Directors to be independent, participate along with the independent directors in the nominating process. Our Board of Directors may also solicit ideas for possible candidates for formal recommendation by the Chairman from a number of sources, including our executives, individuals personally known to members of the Board of Directors and executive search firms.
Our Corporate Governance Guidelines fix the director retirement age at 85 at the date of election, absent a waiver by the Board of Directors. In connection with a director reaching such retirement age, the Board of Directors may, from time to time in its discretion, by majority vote, designate such director as a Director Emeritus or, in the case of a former Chairman of the Board, a Chairman Emeritus, in accordance with the terms of the Company’s By-Laws. The Board may make an exception to this requirement if it affirmatively determines that a director’s skills, experience or other relevant factors merit extended service as a director. At its meeting on October 16, 2019, the Board granted a waiver from the fixed retirement age to Mr. Selig due to his skills and experience, which the Board determined merited an extended service as a director.
We also will consider recommendations from stockholders of potential candidates for service on our Board of Directors. Stockholder recommendations of candidates for possible nomination to our Board of Directors must be in writing and must be given either by personal delivery or by United States mail, postage prepaid, to our Corporate Secretary no later than 90 days prior to the anniversary of the filing date of our proxy statement for the preceding year’s annual meeting. The recommendation must set forth the candidate’s name, age, business address and residence address; the candidate’s principal occupation or employment; the number of shares of our Common Stock that are beneficially owned by the candidate; a description of all arrangements or understandings between the stockholder making such recommendation and the candidate and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made by the stockholder; detailed biographical data and qualifications and information regarding any potential conflicts of interest that might prevent or otherwise limit the candidate from serving as an effective member of our Board of Directors; and any other information relating to such candidate that would be required to be disclosed in solicitations of proxies for elections of directors, or would otherwise be required, pursuant to SEC rules. The recommendation must also include the name and address, as they appear in our stock records, of the stockholder making the recommendation; the class and number of shares of our stock beneficially owned by the stockholder and the date such shares were acquired by the stockholder; any material interest of the stockholder in such nomination; any other information that would be required to be provided by a proponent of a stockholder proposal pursuant to SEC rules; and a statement from the recommending stockholder in support of the candidate, references for the candidate and an indication of the candidate’s willingness to serve, if elected.
These director candidate recommendation materials must be sent to the Corporate Secretary at Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213. Properly submitted stockholder recommendations will be given the same consideration and evaluated with the same criteria as internal recommendations.

In evaluating candidates for director, our Board of Directors seeks directors who will best represent the long-term interests of our stockholders. The view of our Board of Directors is that all directors should possess the highest personal and professional ethics, integrity and values. In evaluating the suitability of the candidates, the Board of Directors takes into consideration such factors as it deems appropriate. These factors may include, among other things, issues of character, judgment, independence, age, expertise, diversity of experience, absence of conflicts of interest, length of service and other commitments. Our Board of Directors evaluates these factors, among others, and considers each individual candidate in the context of the current perceived needs of our Board of Directors as a whole and of committees of the Board of Directors. Although we do not have a formal diversity policy, our Board of Directors considers diversity in evaluating candidates for membership to the Board of Directors. As outlined in our Corporate Governance Guidelines, the Board’s objective in choosing candidates is to assemble membership for each committee of the Board of Directors and our Board of Directors as a whole that represents diverse viewpoints that will guide the Company effectively in pursuit of its strategic goals.
Board Leadership Structure and Role in Risk Oversight
Our Board of Directors does not have a policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer. Currently the roles are combined, but have been separate in the past. Under our Corporate Governance Guidelines, we believe that the determination of the separation or combination of the role of Chairman and Chief Executive Officer is primarily a part of the larger succession planning process and that it is in the best interests of the Company for the Board of Directors to make a specific determination in light of an impending vacancy or in the event either office becomes vacant or the needs of the Company change.

The Board of Directors has determined that it is in the best interests of the Company and its shareholders to designate an independent Lead Director at this time. In 2019, the Board of Directors appointed George Roeth, an independent director, as Lead Director. The Board of Directors believes that having a Lead Director allows Mr. Jaffee to focus on the Company’s strategy, business and operations, while retaining the benefits of having a single focal point for Company leadership in the combined Chairman of the Board and Chief Executive Officer. The Lead Director, who must be independent, is elected by the independent directors.

As noted above under “Executive Sessions of Non-Management Directors,” non-management directors meet in executive sessions of our Board of Directors in which Mr. Jaffee, a management director, and other members of management do not participate and which are led by the Lead Director. Additionally, the Lead Director consults with the Chairman of the Board, oversees the flow of information to the Board and acts as a liaison between the non-management directors and management. These sessions are scheduled for non-management directors at all regular meetings of our Board of Directors. Under our Corporate Governance Guidelines, the Lead Director (or in the event there is no Lead Director, the director serving as Chairman of our Audit Committee) presides at all executive sessions of non-management and independent directors unless otherwise determined by the directors attending any given executive session. Our Board of Directors receives regular reports from our CEO, executive officers and other members of our senior management regarding areas of significant risk to the Company, including operational, strategic, legal, regulatory and financial risks. Certain risks that are under the purview of a committee are monitored by that committee, which then reports to the full Board of Directors as appropriate. For example, our internal audit function, which identifies and manages a wide area of risk company-wide, reports to both the Audit Committee and senior management, who in turn report significant developments to the full Board of Directors. In addition, under its charter, the Audit Committee discusses with management and our independent auditor our risk assessment and risk management policies, as well as our major financial risk exposures and the steps taken to monitor and control such exposures. Similarly, our human resources staff, which identifies and manages compensation risk company-wide, reports to both the Compensation Committee and senior management, who in turn report significant developments to the full Board of Directors.
Communication with the Board of Directors
Our annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of our Board of Directors. It has been our practice, as reflected in our Corporate Governance Guidelines, that all directors attend in person each annual meeting of stockholders. All but one of the members of the then Board of Directors attended the 2018 annual meeting in person.
In addition, any stockholder or other interested party may communicate in writing with our Board of Directors, our Audit Committee, our non-management directors, or a particular director by sending a letter addressed to: Board of Directors, Audit Committee, Non-Management Directors or a particular director (as applicable) at Oil-Dri Corporation of America, c/o Corporate Secretary, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213. Stockholders may also report concerns anonymously in this manner.

All communications directed to the “Board of Directors” are provided to the Chairman of the Board or Secretary. The Chairman and/or the Secretary, in turn, determines whether the communications should be forwarded to the appropriate members of the Board and, if so, forwards them accordingly. For communications addressed to a particular director, however, the Chairman or Secretary forwards those communications directly to the person in question.
Director Compensation
We seek to provide a competitive compensation program to attract and retain quality non-management directors. The compensation received by our non-management directors consists of an annual cash retainer of $22,000 (other than Mr. Hindsley who, for fiscal year 2019, received a retainer of $11,000 reflecting a partial year of service on the Board, as he joined the Board at the second of four regularly scheduled meetings in calendar year 2019) and a $3,000 fee for each Board or committee meeting attended in person ($1,500 for attendance by phone). In addition, Mr. Suckow received an annual cash retainer of $15,000 as Chairman of our Audit Committee, and Mr. Selig received an annual cash retainer of $7,500 as Chairman of our Compensation Committee. Mr. Roeth received an annual retainer of $25,000 as Lead Director. Management directors do not receive additional compensation for their service on our Board of Directors. Mr. Miller also receives a pension benefit under our pension plan earned during his years of service as an employee. Directors are also reimbursed for expenses incurred in connection with their services to the Company and their attendance at meetings.

The following table sets forth information about compensation paid to our directors for their service in fiscal 2019.
Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)	Total ($)
Daniel S. Jaffee (4)	$—		$—	$—	$—	$—	$—	$—
Ellen-Blair Chube	$37,000		$61,880	$—	$—	$—	$—	$98,880
J. Steven Cole	$46,000		$61,880	$—	$—	$—	$—	$107,880
Paul M Hindsley	$14,000	(5)	$—	$—	$—	$—	$—	$14,000
Joseph C. Miller	$34,000		$61,880	$—	$—	$—	$—	$95,880
Michael A. Nemeroff	$37,000		$61,880	$—	$—	$—	$—	$98,880
George C. Roeth	$59,000	(6)	$61,880	$—	$—	$932	$—	$121,812
Allan H. Selig	$40,000	(7)	$61,880	$—	$—	$—	$—	$101,880
Paul E. Suckow	$67,000	(8)	$61,880	$—	$—	$—	$—	$128,880
Lawrence E. Washow	$46,000		$61,880	$—	$—	$—	$—	$107,880

(1)
The amounts reported reflect the grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). For stock awards, the grant date fair value is the number of shares granted multiplied by the closing price of our Common Stock on the award date. Each of the directors, other than the CEO, received a grant of 2,000 restricted shares of Common Stock on November 2, 2018. Due to the timing of Mr. Hindsley’s appointment on June 12, 2019, he did not receive such a grant in fiscal 2019.

(2)	There were no option awards to directors in fiscal 2019, and our directors did not hold any options to purchase shares of our Common Stock as of July 31, 2019.

(3)
The amounts shown consists of interest earned in excess of 120% of the applicable federal rate on the aggregate balances in our executive deferred compensation plan. Deferrals under this plan earn a return equal to our long-term cost of borrowing plus 1%.

(4)
Directors who are also employees do not receive additional compensation for their service on our Board of Directors. See the Summary Compensation Table that is a part of the Executive Compensation section of this Proxy Statement for information regarding Mr. Jaffee’s compensation as our President and Chief Executive Officer.

(5)	Includes payment of a prorated retainer for Mr. Hindsley’s partial year of service in fiscal 2019.

(6)	Includes an annual retainer of $25,000 for role of Lead Director.

(7)	Includes an annual retainer of $7,500 for role of Chairman of our Compensation Committee.

(8)	Includes an annual retainer of $15,000 for role of Chairman of our Audit Committee.
Directors’ Option Awards Outstanding Table
As of July 31, 2019, our directors did not hold any options to purchase shares of our Common Stock.

Corporate Governance Guidelines and Code of Ethics
We have adopted Corporate Governance Guidelines and a Code of Ethics and Business Conduct. The Code of Ethics and Business Conduct applies to all of our employees, officers and directors. The Corporate Governance Guidelines and the Code of Ethics and Business Conduct are both available on our website at www.oildri.com. We will also provide without charge a copy of either or both documents to any person upon request submitted to Investor Relations, Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213, telephone (312) 321-1515. As allowed by the “controlled company” exemption from the NYSE Corporate Governance Standards, we do not have a corporate governance committee.
We take pride in being a company that emphasizes high moral and ethical values and conducts business with honesty, integrity and a passion for excellence. Our approach is centered on collaboration, communication, and transparency, and we believe in the value of an open and accessible corporate structure.  We have a long history of operating under sound corporate governance practices, including the following:

✓	Annual Election of All Directors.	✓	Confidential Voting.
✓	A Majority of Board is Independent.	✓	An Independent Lead Director.
✓	Non-Management Directors Meet Regularly in Executive Session Without Management.	✓	Board Meeting Agenda. All directors may contribute to the agenda for Board meetings.
✓	Board Meeting Attendance. All of our directors attended 100% of the meetings of the Board during the time such directors served in the fiscal year.	✓	Regular Board and Audit Committee Self-Evaluation Process. The Board and the Audit Committee evaluates their performance each year.
✓	Qualifications of Audit Committee. All of the Audit Committee members are “financial experts,” as SEC rules define that term.	✓
Strong Codes of Ethics and Commitment to Integrity. We are committed to operating our business with the highest level of integrity and have adopted a Code of Ethics and Business Conduct that applies to all of our employees, officers and directors.

✓	Shareholders May Take Action by Written Consent.
✓	Special Meetings. Shareholders have the right to call special meetings.

Certain Relationships and Related Party Transactions
Our policy concerning related party transactions is included in our Code of Ethics and Business Conduct. It provides that every employee, officer and director has an obligation to conduct business in a manner that avoids actual or potential conflicts of interest with the Company. Our Code of Ethics and Business Conduct explains what may constitute a conflict of interest, including transactions in which an employee, officer, director or a member of his or her family receives personal benefits as a result of his or her position with the Company; transactions between the Company and an employee, officer, director or family member or a firm in which an employee, director or family member has a significant ownership interest; loans to, or guarantees of obligations of, employees, directors or family members; or the acceptance of gifts or special consideration related to our business. All employees or directors who have any influence on transactions involving purchases, sales, contracts or leases are required by our Code of Ethics and Business Conduct to disclose to a senior officer of the Company or to our general counsel the existence of any actual or potential conflict of interest. Each transaction is then evaluated at an appropriate management level to determine if it is in the best interest (or not contrary to the best interest) of the Company, taking into account factors such as whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, under our contract approval policy, all contracts obligating the Company to make an individual payment or aggregate payments greater than $100,000 must be reviewed and approved by our CEO.
As a company “controlled” by the family of its founder, from time to time we employ family members of current and former employees or directors, but only if they are at least as qualified as other applicants. All offers of employment made to family members of current employees must be approved by our CEO.
We employ Karen Jaffee Cofsky on a part-time basis as Vice President of Compensation and Benefits. She is the daughter of Richard M. Jaffee, former chairman of our Board of Directors, and the sister of Daniel S. Jaffee, our current Chairman of our Board of Directors and President and CEO of the Company. Mrs. Cofsky’s compensation is based on her education, experience and the responsibilities of her position. For fiscal 2019, Mrs. Cofsky received a salary of $100,600, an annual incentive bonus award of $19,428 and an executive deferred bonus award of $7,771 under our annual incentive plan.
Michael A. Nemeroff, a member of our Board of Directors and of its Compensation Committee, is the President and Chief Executive Officer as well as a director and shareholder of Vedder Price P.C., a law firm that regularly provides services to the Company. During fiscal 2019, we paid Vedder Price P.C. $270,618 for fees and cost reimbursements in connection with services provided to the Company.
George C. Roeth, a member of our Board of Directors, retired from the role of President and Chief Executive Officer of Central Garden & Pet Company, which is a customer of the Company, on September 28, 2019. Central Garden was a customer of the Company before Mr. Roeth joined Central Garden and before Mr. Roeth became a member of our Board of Directors. Total net sales to Central Garden and its subsidiaries were $462,118 in fiscal 2019.

Report of the Audit Committee of the Board of Directors
The Audit Committee is a standing committee of the Board of Directors comprised solely of independent directors in compliance with the NYSE Corporate Governance Standards. In accordance with its written charter (which is available on our website at www.oildri.com), the Audit Committee assists the Board of Directors in fulfilling its responsibility for monitoring the integrity of our accounting, auditing, financial reporting and internal control practices, and our compliance with legal and regulatory requirements.
Our management is primarily responsible for our financial statements and reporting process, including compliance with accounting and financial reporting principles, internal control over financial reporting and disclosure controls and procedures. Grant Thornton, our independent registered public accounting firm, is responsible for auditing our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and for issuing a report on those statements. Grant Thornton is also responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. The Audit Committee relies on the expertise and knowledge of our management, internal auditors and independent auditor in carrying out its oversight responsibilities.
The Audit Committee reviewed and discussed our audited consolidated financial statements and related footnotes for fiscal 2019 and our independent auditor’s report on those financial statements with our management and internal audit manager.
Auditing Standard No. 16 adopted by the PCAOB regarding “Communications with Audit Committees” requires certain matters to be discussed between the Audit Committee and the Company’s independent registered public accounting firm. The Audit Committee and Grant Thornton has satisfied this requirement.
The Audit Committee has received the written disclosures and the letter from Grant Thornton required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton its independence.
Based on the foregoing, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements for fiscal 2019 be included in our Annual Report on Form 10-K for fiscal 2019 filed with the SEC.

AUDIT COMMITTEE

Paul E. Suckow, Chairman
Paul M. Hindsley
Lawrence E. Washow

EXECUTIVE OFFICERS
The following table gives certain information with respect to our current executive officers.

Name	Principal Occupation for Last Five Years	Age
Daniel S. Jaffee (1)	President and Chief Executive Officer of the Company since 1997.	55
Susan M. Kreh	Chief Financial Officer of the Company since December 2018; Chief Financial Officer and VP, Information Technology, of the Power Solutions business of Johnson Controls International plc from 2010 to 2017.	57
Molly D. VandenHeuvel	Chief Operating Officer of the Company since April 2019; Integration and Supply Chain Head - Business Unit, Abbott Laboratories, from 2017 to 2019; Senior Director of Integrated Business Planning, Abbott Laboratories, from 2015 to 2017; Senior Director of Product Supply - Beverages & Snack Nuts, Kraft Foods Group, from 2012-2015.	49
Michael A. McPherson	Group Vice President, Business to Business, of the Company since August 2019; Chief Development Officer & Group Vice President, Business to Business, of the Company from August 2017 to July 2019; Chief Development Officer of the Company from October 2016 to August 2017; Vice President, Business to Business Marketing & Business Development, of the Company from December 2013 to October 2016.	54
Laura G. Scheland	Vice President, General Counsel and Secretary of the Company since December 2017; Assistant General Counsel and Assistant Secretary of the Company from April 2013 to November 2017.	40
Mary E. Sullivan	Vice President, Human Resources of the Company since October 2016; Human Resources Director Central US and Canada at Staples, Inc. from 2007 to October 2016.	62
All of our executive officers are appointed annually and serve at the pleasure of our Board of Directors.

(1)	Of the persons in this table, only Mr. Daniel Jaffee is also a director.

EXECUTIVE COMPENSATION
The Company is a “smaller reporting company” (or SRC) under the rules promulgated by the SEC and complies with the disclosure requirements specifically applicable to SRCs. This section and the tables contained herein reflect the scaled disclosure available to SRCs.
In this Executive Compensation section, we discuss compensation of the Company’s named executive officers. The Company’s named executive officers and their titles as of the end of fiscal year 2019 are:

Name	Title
Daniel S. Jaffee	President and Chief Executive Officer (CEO)
Susan M. Kreh	Chief Financial Officer (CFO)
Molly D. VandenHeuvel	Chief Operating Officer (COO)
Summary Compensation Table
The following table summarizes the total compensation earned by the named executive officers for services provided to the Company during the years detailed below.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Daniel S. Jaffee	2019	$721,000	$—	$4,932,500	$501,275	$7,931	$123,590	$6,286,296
President and CEO	2018	$700,000	$—	$—	$539,384	$8,752	$72,250	$1,320,386

Susan M. Kreh (6)	2019	$258,333	$—	$963,550	$119,738	$—	$96,467	$1,438,088
CFO	2018	$—	$—	$—	$—	$—	$—	$—

Molly D. VandenHeuvel (6)	2019	$88,636	$—	$1,008,000	$27,389	$—	$8,700	$1,132,725
COO	2018	$—	$—	$—	$—	$—	$—	$—

(1)
The amounts reported reflect the grant date fair value of awards computed in accordance with ASC 718. The grant date fair value is the number of shares granted multiplied by the closing price of our Common Stock on the award date. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized.

(2)	There were no option awards granted to the named executive officers during fiscal 2019 or fiscal 2018.

(3)
The 2019 amounts reflect: (i) annual incentive awards equal to 77.25% of target cash bonuses; (ii) executive deferred bonuses equal to 77.25% of target bonus to our named executive officers (other than our CEO); and (iii) a cash award equal to 77.25% of target bonus to our CEO intended by our Compensation Committee to be an award comparable to the executive bonus award our CEO would have received had he been a participant in the executive deferred bonus award portion of our annual incentive plan for fiscal 2019. Cash bonuses earned are paid following completion of the specified fiscal year. Executive deferred bonuses are awarded based on performance during the specified fiscal year and generally vest (become payable) according to a vesting schedule established by our Compensation Committee for each fiscal year’s award. Executive deferred bonus awards awarded for fiscal 2019 performance are deferred and will be paid in full at the end of three years (July 31, 2022), provided the named executive officer is still employed by us at that time. The cash award referenced in item (iii) above was paid following the completion of the fiscal year.

(4) The amounts shown for Mr. Jaffee represents earnings from our executive deferred compensation plan that exceed 120% of the applicable federal rate.

(5)	The amounts shown in this column for fiscal 2019 are described in the following table:

All Other Compensation Table
Name	Perquisites ($) (A)	Dividends on Unvested Restricted Stock ($) (B)	Relocation Expenses ($) (C)	401(k) Plan Company Matching Contributions ($)	Total ($)
Daniel S. Jaffee	$9,990	$108,000	$—	$5,600	$123,590
Susan M. Kreh	$—	$16,800	$75,000	$4,667	$96,467
Molly D. VandenHeuvel	$—	$7,200	$—	$1,500	$8,700

(A)
Perquisites for the named executive officers generally consist of auto allowances, paid parking, airline executive club memberships, remote Internet access costs and periodical subscriptions. The amounts shown reflect the actual cost to us for providing these perquisites. The perquisites received by Mr. Jaffee consisted of the following, which were paid by the Company: $5,920 as an auto allowance and $4,070 for parking, remote Internet access and related fees, airline club membership and periodical subscriptions.

(B)	Amounts shown represent dividend payments on unvested shares of restricted stock held by the named executive officers that are reportable as either dividends or ordinary income.

(C)
This amount represents the allowance provided to Ms. Kreh in connection with her relocation to the Company’s headquarters in Chicago. The allowance provided for expenses incurred in such relocation, including relocation assistance and transitional living expenses. The allowance is required to be repaid to the Company if she does not remain employed by the Company for at least three years.

(D)
Executive deferred bonuses awarded under our annual incentive plan earn interest at a rate equal to our long-term cost of borrowing plus 1%. Any amounts shown are the interest earned on all unvested executive deferred bonus awards that do not exceed 120% of the applicable federal rate, regardless of the fiscal year in which the awards were earned. There were no such amounts paid or owed in fiscal 2019.

(6) These executives’ employment commenced during fiscal year 2019.
Narrative Disclosure to Summary Compensation Table

The Company’s NEOs’ compensation in fiscal year 2019 was comprised of base salary, an annual performance-based cash incentive award, executive deferred bonus award, retirement benefits, relocation allowance, and health and welfare benefits and perquisites. Additionally, the Company maintains a long-term equity incentive plan.

Employment Agreements and Base Salary.

We employ all executives at-will, without written employment agreements or a prospective severance plan. The base salaries of our NEOs are reviewed annually.

Annual Incentive Plan.

The Company’s annual incentive plan is comprised of opportunities for performance-based cash incentive awards and executive deferred bonus awards (with the latter available for senior managers, including the Company’s executive officers).

At the beginning of each fiscal year, our CEO presents to our Compensation Committee his proposal for the annual performance measures that will determine the calculation of the performance-based cash incentive award for that year, along with specific performance targets and payout ranges. Our Compensation Committee has the general authority to review and determine the reasonableness of the performance measures, targets and payout ranges (and any changes thereto) as they relate to the total compensation of our executive officers. If we do not fully achieve our corporate financial performance target but meet certain financial performance thresholds, a bonus of less than 100% of target bonus may be paid. If we exceed our corporate financial performance target, bonuses above 100% of target may be paid; however, no employee can receive a bonus greater than 200% of target under this plan. Non-exempt employees would earn 100% of target bonus at the threshold level and at the other applicable levels.

The performance measure under the annual incentive plan for fiscal 2019 was our adjusted pre-tax, pre-bonus income as compared with our fiscal 2019 adjusted corporate budget. Our fiscal 2019 corporate financial performance met the threshold for payment of a performance-based cash incentive award and exceeded the target achievement level approved by the Compensation Committee. Our adjusted, pre-tax, pre-bonus income resulted in payment of cash incentive awards equal to 77.25% of target bonus, as adjusted by our CEO for certain individuals’ performance per the discretionary provisions of our annual incentive plan.

Our annual incentive plan also provides the opportunity for our senior managers, including our executive officers, to earn an executive deferred bonus award. Our fiscal 2019 corporate financial performance also met the threshold level for earning executive deferred bonus awards and exceeded the approved target achievement level. Our adjusted, pre-tax, pre-bonus income resulted in executive deferred bonus awards to our executive officers (other than our CEO, who has elected not to participate in the executive deferred bonus award portion of the Company’s annual incentive plan) for fiscal year 2019 at 77.25% of target bonus. Executive deferred bonus awards awarded for fiscal 2019 performance are deferred and will be paid in full at the end of three years (July 31, 2022), provided the named executive officer is still employed by us at that time.

Although as in past years, our CEO chose not to be a participant in the executive deferred bonus award portion of our annual incentive plan for 2019, our Compensation Committee considered at its September 5, 2019 meeting the dollar value of an executive deferred bonus award that the CEO would have received had he been a participant in that portion of our annual incentive plan as a reference in awarding him a cash award equal to 77.25% of target bonus in order to provide him with a comparable award. The award fulfills the intention of the Compensation Committee to grant Mr. Jaffee an award equal to the executive deferred bonus award that he would have received had he not chosen to be excluded from that portion of our annual incentive plan for fiscal 2019. The award was paid following the completion of the fiscal year.
At its September 5, 2019 meeting, in light of recent executive hires and in consultation with the report from the compensation consultants in 2018, our Compensation Committee also increased the CEO’s target bonus percentage from 50% to 70% retroactive to the fiscal year starting August 1, 2018 in order to make his compensation more performance-based and more in line with his market peers.

Equity Incentive Awards.

During fiscal 2019, all of our named executive officers received equity incentive awards under the terms of the Long Term Incentive Plan. On September 6, 2018, our Compensation Committee made a multi-year equity incentive award of 125,000 restricted shares of Class B Stock to our CEO under the terms of the Long Term Incentive Plan. The restricted shares will vest in 25,000 share increments over five years starting on October 19, 2021, provided that Mr. Jaffee is employed by the Company on the vesting dates. Mr. Jaffee received similar sized multi-year awards in 2010 and in 2015. The final shares of the 2015 award vest on October 19, 2020. Under the terms of this grant, if Mr. Jaffee’s employment is terminated before the restricted shares vest (other than due to his death, disability, or termination without cause or his termination of his employment for good reason), the restricted shares will be forfeited.

Our CFO received a grant of 35,000 restricted shares of Common Stock on December 10, 2018 under the terms of the Long Term Incentive Plan. The restricted shares are scheduled to vest in increments of 12,000 shares on December 15, 2022 and 23,000 shares on December 15, 2023, provided that Ms. Kreh is employed by the Company on the vesting dates.

Our COO received a grant of 30,000 restricted shares of Common Stock on April 15, 2019 under the terms of the Long Term Incentive Plan. The restricted shares are scheduled to vest in 7,000 share increments starting on April 15, 2021 and on each of the two subsequent anniversaries and 9,000 shares scheduled to vest on April 15, 2024.

Retirement and Other Benefits.

We provide to our executives a defined benefit pension plan and supplemental executive retirement plan, as described below, as well as a defined contribution retirement plan. Additionally, we provide health and welfare benefits, including medical and dental coverage and life and long-term disability insurance, which are available to our executive officers on the same terms as they are available to other employees. We provide limited perquisites to the NEOs to assist them in carrying out their duties. As noted in the “All Other Compensation” column of the Summary Compensation Table, these perquisites may include a car allowance and paid parking.

Compensation Updates Following the 2019 Fiscal Year End - Fiscal Year 2020 Compensation Plan Changes

At its September 5, 2019 meeting, our Compensation Committee conducted its annual review of our CEO’s performance. The review included a self-evaluation prepared by our CEO that was circulated to all of the members of our Board of Directors and confidential feedback to the Compensation Committee from the members of our Board regarding our CEO’s performance in fiscal 2019. The Compensation Committee’s annual review also included a review of the total direct compensation our CEO received in fiscal 2019 (base salary, cash incentive and stock awards), company-wide compensation data and a compensation consultant’s report from July 30, 2018. Based on such review, our Compensation Committee desired to increase our CEO’s base salary for the fiscal year beginning August 1, 2019 ( our fiscal 2020) to $742,630, a 3% increase in line with the average merit increase for salaried employees of the Company for fiscal 2020, to better reflect our Compensation Committee’s view of compensation for similarly situated executives and our CEO’s contributions to the Company.

Although as in past years, our CEO has chosen not to be a participant in the executive deferred bonus award portion of our annual incentive plan for fiscal 2020, our Compensation Committee intends to grant him, at a meeting following the end of the Company’s fiscal year 2020, an award of either cash or restricted shares of the Company’s Class B Stock under the terms of the Long Term Incentive Plan in lieu of any award that Mr. Jaffee could receive under the executive deferred bonus portion of our annual incentive plan.
Outstanding Equity Awards at Fiscal 2019 Year End
The following table provides information on the unvested restricted stock held by the named executive officers as of July 31, 2019. None of the named executive officers held any unexercised stock options as of July 31, 2019.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Daniel S. Jaffee	50,000	(2)	$6,200,250
	125,000	(3)

Susan M. Kreh	35,000	(4)	$1,240,050

Molly D. VandenHeuvel	30,000	(5)	$1,062,900

(1)	Market value of our Class B Stock and Common Stock has been calculated using the closing sale price of our Common Stock on July 31, 2019, the last trading day of fiscal 2019, which was $35.43.

(2)	Restricted shares of Class B Stock that vest in 25,000 share increments subject to performance restrictions no earlier than on each of the five subsequent anniversaries of October 19, 2015.

(3)	Restricted shares of Class B Stock that vest in 25,000 share increments starting on October 19, 2021 and on each of the four subsequent anniversaries.

(4)	Restricted shares of Common Stock that are scheduled to vest in increments of 12,000 shares on December 15, 2022 and 23,000 shares on December 15, 2023.
(5) Restricted shares of Common Stock that are scheduled to vest in 7,000 share increments starting on April 15, 2021 and on each of the two subsequent anniversaries and 9,000 shares scheduled to vest on April 15, 2024.
Pension Benefits for Fiscal 2019
Defined Benefit Pension Plan.
All U.S.-based employees participate in our non-contributory, tax-qualified, defined benefit pension plan commencing on the first February 1st or August 1st that follows the date when an employee achieves one year of service and age 21. For salaried employees, including the named executive officers, the pension plan provides for pensions based on credited years of service (capped at 30 years) and Final Average Compensation.
The normal form of benefit is a life annuity with five years certain, payable at normal retirement age. The standard form of payment for a participant who is married is a 50% joint and survivor annuity. Other forms of benefit are available. Each form of benefit has approximately the same relative value. The formula for computation of the normal form of benefit is:

(0.55% of Final Average Compensation)	+	(0.55% of Final Average Compensation that exceeds Social Security Covered Compensation)	*	Years of Credited Service
Final Average Compensation is the monthly average of the participant’s compensation paid during the highest paid consecutive five years during the last 10 years of employment. Compensation for pension plan purposes consists of certain cash compensation, principally base salary and commissions. Social Security Covered Compensation is the average of the taxable wage bases in effect for each calendar year in the 35-year period ending with the year the participant attains Social Security retirement age.
A participant’s right to an accrued benefit becomes non-forfeitable after five years of vesting service. Normal retirement age under the plan is age 65, or the age of the participant when he or she completes five years of vesting service, if later. Salaried participants who have 10 years of service can receive actuarially reduced early retirement benefits as early as age 55. The present value of the accumulated benefit is the same regardless of whether a participant begins to receive benefits at age 65 or at an earlier age. We do not subsidize early retirement benefits.
If a married participant with a non-forfeitable benefit dies prior to commencement of benefit payments, the participant’s spouse will be entitled to a survivor annuity equal to the amount the spouse would have been entitled to receive under a 50% joint and survivor annuity.
SERP.
Our SERP provides benefits that would have been provided under our pension plan absent Code limitations on benefits and on compensation for purposes of calculating benefits, offset by the actual pension benefits. All employees whose pension plan benefits are limited by those Code limitations may participate in the SERP. Daniel S. Jaffee, our CEO, and Michael A. McPherson, our Group Vice President, Business to Business, were the only participants in fiscal 2019. Benefits provided under the SERP are paid in five equal annual installments beginning six months after the participant’s separation from service; however, if upon termination of employment the present value of the participant’s accumulated benefits does not exceed $50,000, payment will be made in a lump sum, as soon as administratively feasible after the first day of the calendar month that follows six months of separation from service.
Nonqualified Deferred Compensation for Fiscal 2019
We provide an executive deferred compensation plan in which all executive officers and other senior managers are eligible to participate. Participating executives may defer up to 50% of base salary and 100% of annual cash incentive bonus into the plan. The Company makes no contributions to this plan. Executives’ deferrals earn interest at a rate equal to our long-term cost of borrowing plus 1%. Participants are entitled to receive a distribution from their account balances at the earlier of the end of their elected deferral period or upon death or termination of employment prior to age 55. Accounts are distributed in a single lump sum, or in certain circumstances, annual installments over a period of up to 15 years as elected by the participant. In the event of an unforeseen emergency, a participant may apply to the administrative committee of the plan for payment of an amount from the participant’s account balance sufficient to satisfy the emergency need. The plan will terminate upon a change in control of the Company. Immediately prior to such a change in control, or as soon as possible following a change in control, each participant will be paid his account balance. Our executive deferred compensation plan is unfunded and subject to the claims of our creditors.
Benefits upon Termination or Change in Control
The following summaries and table set forth potential payments to the named executive officers upon termination of their employment or a change in control of the Company. None of the named executive officers meet the qualifications for normal or early retirement benefits, so those termination scenarios are not shown.
We do not have a prospective severance plan that covers any of the named executive officers and generally have no employment or prospective severance agreements with the named executive officers.
The only other benefits upon termination of employment or change in control provided to our NEOs are set forth in existing compensation plans and apply to all participants in those plans.

•
Our annual incentive plan provides for immediate vesting, as allowed by law, of a participant’s executive deferred bonus award account upon the participant’s death, disability, or change in control of the Company. Upon retirement, a participant’s executive deferred bonus award account shall become immediately vested if the following conditions are met: (i) the participant’s age plus years of service is equal to or greater than 80, (ii) the participant is eligible for an immediate benefit from the Company’s pension plan and (iii) there is reasonable anticipation of no further services or services of less than 20% of the participant’s pre-retirement level to the Company.

•
Our Long Term Incentive Plan and the agreements issued under it provide for immediate vesting of restricted stock and immediate vesting and exercisability of stock options upon a participant’s death, disability or a change in control of the Company. Generally, upon retirement, all stock options or restricted stock, as applicable, become immediately vested and, in the case of stock options, exercisable if the following conditions are met: (i) the participant’s age plus years of service is equal to or greater than 80, (ii) the participant is eligible for an immediate benefit from the Company’s pension plan and (iii) there is reasonable anticipation of no further services or services of less than 20% of the participant’s pre-retirement level to the Company. With respect to stock options, upon any of these termination events, the participant, or his beneficiary in the case of the participant’s death, may exercise any outstanding stock options for a period of three years or until their expiration dates, whichever occurs first.

In 2018, the Company granted restricted stock to Mr. Jaffee that is subject to immediate vesting upon Mr. Jaffee’s death or disability. Such restricted stock shall also immediately vest upon the following: (i) Mr. Jaffee’s termination without cause or termination of his employment for good reason (in which case, the next tranche of unvested restricted shares scheduled to vest shall vest and the remaining shall be forfeited), (ii) Mr. Jaffee’s retirement after having reached age 65, or (iii) a change of control followed by Mr. Jaffee’s termination due to his death or disability, or his termination without cause or for good reason.
The table below does not include amounts payable to the named executive officers under plans that are generally available on the same basis to all of our salaried employees, such as payments under the pension plan, the 401(k) plan, the life insurance plan, the disability insurance plan and payment of prorated annual incentive compensation. For information regarding pension plan benefits see “Pension Benefits for Fiscal 2019” above.

The table also does not include balances under our executive deferred compensation plan. The circumstances under which the named executive officers may receive distributions from that plan are disclosed in the Nonqualified Deferred Compensation section above.
Unless otherwise noted, the amounts shown below assume that each named executive officer’s employment terminated on July 31, 2019, the last day of our most recently completed fiscal year, and when applicable, the closing sale price of our Common Stock on July 31, 2019, the last trading day of fiscal 2019, which was $35.43.

Name	Annual Incentive Plan Deferred Bonus Account ($) (1)	2006 Long Term Incentive Plan ($) (2)	Total ($)
Daniel S. Jaffee
Change in Control, Death, Disability	$—	$6,200,250	$6,200,250

Susan M. Kreh
Change in Control, Death, Disability	$39,913	$1,240,050	$1,279,963

Molly D. VandenHeuvel
Change in Control, Death, Disability	$—	$1,062,900	$1,062,900

(1)
The amounts shown reflect each named executive officer’s balance in his or her executive deferred bonus account of our annual incentive plan. The amounts include executive deferred bonuses awarded for fiscal 2019 that were approved subsequent to July 31, 2019. As explained above, our annual incentive plan provides for immediate vesting and payment, as allowed by law, of a participant’s executive deferred bonus award account upon the participant’s death, disability, retirement under certain circumstances, or change in control of the Company.

(2)
The amounts shown represent the market price of any unvested shares of restricted stock as of July 31, 2019. None of the named executive officers had any unvested stock options as of July 31, 2019. As explained above, previously unvested shares of restricted stock and stock options become immediately vested upon the events listed and subject to the conditions described above.

STOCK OWNERSHIP

Principal Stockholders
The following table sets forth information as of October 14, 2019, except as noted below, regarding beneficial ownership of our Common Stock and Class B Stock by each person or group known to us to hold more than five percent of either class. See “Security Ownership of Management” below for information on beneficial ownership of our Common Stock and Class B Stock by our directors and named executive officers.

		Amount and Nature of Beneficial Ownership (1)
Name and Address of Beneficial Owner	Title of Class	Number of Shares of Common Stock and Class B Stock		Percentage of Outstanding Stock of Class	Percentage of Aggregate Voting Power of Common Stock and Class B Stock
Richard M. Jaffee Revocable Trust dated June 21, 1974 (2)	Common Stock	—		—	—
410 N. Michigan Avenue	Class B Stock	242,124		10.91%	8.78%
Chicago, IL 60611

Daniel S. Jaffee	Common Stock	43,400	(3)	0.81%	—
410 N. Michigan Avenue	Class B Stock	530,643	(4)(5)	23.91%	19.24%
Chicago, IL 60611

Jaffee Investment Partnership, L.P.	Common Stock	—		—	—
410 N. Michigan Avenue	Class B Stock	1,250,000	(6)	56.32%	45.32%
Chicago, IL 60611

BlackRock, Inc.	Common Stock	258,213	(7)	4.79%	0.94%
55 East 52nd Street	Class B Stock	—		—	—
New York, NY 10055

Dimensional Fund Advisors LP	Common Stock	418,575	(8)	7.77%	1.52%
Building One	Class B Stock	—		—	—
6300 Bee Cave Road
Austin, TX 78746

GAMCO Asset Management Inc. et al.	Common Stock	824,233	(9)	15.30%	2.99%
One Corporate Center	Class B Stock	—		—	—
Rye, NY 10580

Renaissance Technologies LLC	Common Stock	390,804	(10)	7.25%	1.42%
800 Third Avenue	Class B Stock	—		—	—
New York, NY 10022

T. Rowe Price Associates, Inc.	Common Stock	605,928	(11)	11.24%	2.20%
100 East Pratt Street	Class B Stock	—		—	—
Baltimore, MD 21202

(1)
Beneficial ownership is determined according to SEC rules and generally includes any shares over which a person possesses sole or shared power to vote or to direct the disposition of a security as well as any shares that such person has the right to acquire within 60 days of October 14, 2019, including through the exercise of options or other rights or the conversion of another security. Unless otherwise indicated, all beneficial ownership in this table indicates sole voting and investment power. The applicable percentage ownership for each person listed below is based upon 5,388,672 shares of Common Stock and 2,219,468 shares of Class B Stock outstanding as of the close of business on October 14, 2019. Shares of Common Stock and Class B Stock subject to options, warrants or other rights that are exercisable or convertible within 60 days after October 14, 2019, are deemed outstanding for the purpose of calculating the percentage ownership of the person holding those options, warrants or other rights but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.

(2)	Daniel S. Jaffee, Karen Jaffee Cofsky, Susan Jaffee and Nancy E. Jaffee are co-trustees of the trust.

(3)	Consists of 43,275 shares of Common Stock directly owned by Daniel S. Jaffee and 125 shares of Class B Stock held in joint tenancy with Heidi M. Jaffee.

(4)	Does not include shares beneficially owned by Jaffee Investment Partnership, L.P.

(5)
Consists of 530,643 shares of Class B Stock directly owned by Daniel S. Jaffee (175,000 of which are restricted shares), 5,625 shares of Class B Stock he owns as trustee for his children; and 82,852 shares of Class B Stock owned by the Richard M. Jaffee 1990 Irrevocable Trust f/b/o Daniel Jaffee U/A/D 8/27/90, a generation-skipping trust established by Richard M. Jaffee of which Mr. Daniel S. Jaffee acts as a co-trustee with his sister that Daniel S. Jaffee acquired. 250,000 of the shares of Class B Stock held directly by Mr. Jaffee are pledged to a bank as collateral for a personal loan. Of the 175,000 restricted shares of Class B Stock: (a) 25,000 shares became non-forfeitable on October 19, 2019 and (b) an additional 25,000 shares become non-forfeitable no earlier than on each of the subsequent anniversaries of October 19th during the years 2020-2025.

(6)
Jaffee Investment Partnership, L.P. is managed by its general partners, generally acting by a majority vote. Daniel S. Jaffee has a majority of the general partner votes and therefore, generally has voting control of all of the Oil-Dri shares owned by the partnership. As a result, Mr. Jaffee, might be deemed to have, but disclaims, beneficial ownership of the partnership’s shares, which are not reflected in his share ownership shown in this table.

(7)
Information is as provided by the reporting persons in a Schedule 13G/A filed with the SEC on February 11, 2019. Such Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) reports that BlackRock has sole voting power over 250,041shares of Common Stock and sole dispositive power over 258,213 shares of Common Stock.

(8)
Information is as provided by the reporting persons in a Schedule 13G/A filed with the SEC on February 8, 2019. Based on such Schedule 13G/A, Dimensional Fund Advisors LP (“Dimensional”), a registered investment adviser, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In certain cases, subsidiaries of Dimensional may act as adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the shares of Common Stock owned by the Funds, and may be deemed to be the beneficial owner of those shares under applicable SEC rules. Although such Schedule 13G/A identifies Dimensional as having sole voting power over 407,602 shares of Common Stock and sole dispositive power over 418,575 shares of Common Stock, Dimensional disclaims beneficial ownership of such shares and reports that all of these shares are owned by the Funds.

(9)
Information is as provided by the reporting persons in a Schedule 13D/A filed with the SEC on June 13, 2019. Such Schedule 13D/A filed by Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management, Inc. (“GAMCO”), Teton Advisors, Inc. (“Teton Advisors”), GGCP, Inc. (“GGCP”), GAMCO Investors, Inc. (“GBL”), Associated Capital Group, Inc. (“AC”) and Mario J. Gabelli reports: (a) 131,100 shares of Common Stock beneficially owned by Gabelli Funds; (b) 567,633 shares of Common Stock beneficially owned by GAMCO; (c) 124,000 shares of Common Stock beneficially owned by Teton Advisors; and (d) 1,500 shares of Common Stock beneficially owned by AC. The Schedule 13D/A reports that each such entity has sole voting and sole dispositive power over the shares reported as beneficially owned by it, except that: (i) GAMCO does not have the authority to vote 36,000 of the reported shares; (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares held by such funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the proxy voting committee of each fund shall respectively vote that fund’s shares; (iii) at any time, the proxy voting committee of each fund shall of each such fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations; and (iv) the power of Mario J. Gabelli, AC, GBL and GGCP is indirect with respect to securities beneficially owned directly by other reporting persons.

(10)
Information is as provided by the reporting persons in a Schedule 13G/A filed with the SEC on February 13, 2019. Such Schedule 13G/A filed by Renaissance Technologies LLC, an investment adviser (“RTC”), and Renaissance Technologies Holdings Corporation, majority owner of RTC (“RTHC”), reports that RTC and RTHC have sole voting power and sole dispositive power over 390,804 shares of Common Stock.

(11)
Information is as provided by the reporting persons in a Schedule 13G/A filed with the SEC on February 14, 2019. Such Schedule 13G/A filed by T. Rowe Price Associates, Inc., a registered investment adviser (“Price Associates”), and T. Rowe Price Small-Cap Value Fund, Inc. reports that Price Associates held sole voting power over 111,328 shares of Common Stock and sole dispositive power over 605,928 shares of Common Stock, and T. Rowe Price Small-Cap Value Fund, Inc. held sole voting power over 494,600 shares of Common Stock. Price Associates expressly denies that it is, in fact, the beneficial owner of such securities.

Security Ownership of Management
The following table shows the number of shares of Common Stock and Class B Stock beneficially owned as of October 14, 2019 by our directors, by the named executive officers and by our directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares of Common Stock		Percentage of Outstanding Common Stock	Number of Shares of Class B Stock (2)		Percentage of Outstanding Class B Stock
Daniel S. Jaffee	43,400	(3)	*	530,643	(3)	23.91%
Ellen-Blair Chube	2,660	(4)	*	—		*
Paul M. Hindsley	3,000		*	—		*
Joseph C. Miller	22,534	(5)	*	—		*
Michael A. Nemeroff	23,901	(4)	*	—		*
George C. Roeth	3,500	(6)	*	—		*
Allan H. Selig	38,000	(4)	*	—		*
Paul E. Suckow	22,128	(4)	*	—		*
Lawrence E. Washow	10,000	(4)	*	—		*
Susan M. Kreh	35,000	(7)	*	—		*
Molly D. VandenHeuvel	30,000	(8)	*	—		*
All Directors and Executive Officers as a Group (14 persons)	270,123	(9)	5.01%	530,643	(10)	23.91%

          * Does not exceed 1%

(1)
Beneficial ownership is determined according to SEC rules and generally includes any shares over which a person possesses sole or shared power to vote or to direct the disposition of a security as well as any shares that such person has the right to acquire within 60 days of October 14, 2019, including through the exercise of options or other rights or the conversion of another security. Unless otherwise indicated, the individuals listed in this table have sole voting and investment power with respect to the shares owned by them, and such shares are not subject to any pledge. The applicable percentage ownership for each person listed is based upon 5,388,672 shares of Common Stock and 2,219,468 shares of Class B Stock outstanding as of the close of business on October 14, 2019. Shares of Common Stock and Class B Stock subject to options, warrants or other rights that are exercisable or convertible within 60 days after October 14, 2019, are deemed outstanding for the purpose of calculating the percentage ownership of the person holding those options, warrants or other rights, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.

(2)	Except for Daniel S. Jaffee, none of our directors or named executive officers own any shares of Class B Stock.

(3)
Does not include shares beneficially owned by Jaffee Investment Partnership, L.P. For information regarding the shares beneficially owned by Daniel S. Jaffee, see the table under “Principal Stockholders” above and the notes thereto.

(4)	Includes 2,000 restricted shares of Common Stock awarded on November 2, 2018, scheduled to “cliff” vest on December 15, 2020.

(5)
Includes 16,525 shares of Common Stock held by Mr. Miller as trustee for the benefit of his spouse and 2,000 restricted shares of Common Stock awarded on November 2, 2018, scheduled to “cliff” vest on December 15, 2020.

(6)
Includes 1,500 shares of Common Stock held in a trust for the benefit of Mr. Roeth and his spouse and 2,000 restricted shares of Common Stock awarded on November 2, 2018, scheduled to “cliff” vest on December 15, 2020.

(7)	Consists of 35,000 restricted shares of Common Stock that are scheduled to vest in increments of 12,000 shares on December 15, 2022 and 23,000 shares on December 15, 2023.

(8)
Consists of 30,000 restricted shares of Common Stock that are scheduled to vest in 7,000 share increments starting on April 15, 2021 and on each of the two subsequent anniversaries and 9,000 shares scheduled to vest on April 15, 2024.

(10)
Includes 116,500 restricted shares of Common Stock: (a) 6,500 of which become non-forfeitable on October 19, 2020, (b) 16,000 of which become non-forfeitable on December 15, 2020, (c) 7,000 of which become non-forfeitable on April 15, 2021, (d) 6,000 of which become non-forfeitable on October 31, 2021, (e) 1,800 of which become non-forfeitable on December 15 2021, (f) 7,000 of which become non-forfeitable on April 15, 2023, (g) 43,600 of which become non-forfeitable on December 15, 2023, and (h) 9,000 of which become non-forfeitable on April 15, 2024. The number of shares of Common Stock owned beneficially by our directors and named executive officers as a group represents approximately 5.0% of the number of outstanding shares of Common Stock and approximately 1.0% of the aggregate voting power of the Common Stock and Class B Stock.

(11)
Includes 175,000 restricted shares of Class B Stock: (a) 25,000 of which became non-forfeitable on October 19, 2019 and (b) an additional 25,000 shares become non-forfeitable no earlier than on each of the subsequent anniversaries of October 19th during the years 2020-2025. Does not include shares beneficially owned by Jaffee Investment Partnership, L.P. For information regarding the shares held by the partnership, see the table under “Principal Stockholders” above and the notes thereto. The number of shares of Class B Stock owned beneficially by our directors and executive officers as a group represents approximately 23.9% of the number of outstanding shares of Class B Stock and approximately 19.2% of the aggregate voting power of the Common Stock and Class B Stock.

Section 16(a) Beneficial Ownership Reporting Compliance
Under SEC rules, our directors, executive officers and beneficial owners of more than 10% of the Company’s Common Stock or Class B Stock are required to file reports of their ownership and changes in that ownership with the SEC. Based solely on our review of copies of these reports and representations of the reporting persons, we believe that during the fiscal year ended July 31, 2019, all reportable transactions were reported and all required reports were timely filed with the SEC except for one transaction of Daniel S. Jaffee that was not reported on a timely basis on a Form 4 as a result of an administrative error, but which was subsequently reported on a Form 4.

APPENDIX A

THIRD AMENDMENT TO
OIL-DRI CORPORATION OF AMERICA
2006 LONG TERM INCENTIVE PLAN
(As Amended and Restated July 28, 2006)

The Oil-Dri Corporation of America 2006 Long Term Incentive Plan, as amended and restated July 28, 2006, (the “Plan”), is hereby further amended as set forth herein. All capitalized terms not defined herein shall have the meaning set forth in the Plan.
1.Section 5.1 is amended, effective upon approval by the stockholders of the Company, to increase by 300,000 the aggregate limitation on the number of shares of Stock subject to Awards under the Plan, so that Section 5.1 reads as follows:

5.1    Aggregate Limitations. The total number of shares of Stock subject to Awards under the Plan may not exceed 1,219,500, all of which may be issued with respect to Incentive Stock Options. Such number of shares shall be subject to adjustment upon occurrence of any of the events described in Section 5.4. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.
IN WITNESS WHEREOF, the Company has caused this Third Amendment to be adopted by the Board of Directors this 16th day of October, 2019, and executed by the signature of a duly authorized executive officer to be effective as provided herein.

COMPANY: OIL-DRI CORPORATION OF AMERICA
By: _______________________________ Daniel S. Jaffee President and Chief Executive Officer	Attest By: ______________________________
Date: October 16, 2019

OIL-DRI CORPORATION OF AMERICA

ATTN: INVESTOR RELATIONS
OIL-DRI CORPORATION OF AMERICA
410 N. MICHIGAN AVE #400
CHICAGO, IL 60611-4213

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Oil-Dri Corporation of America in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

HOUSEHOLDING REVOCATION
If you wish to revoke your consent to the receipt of stockholder information in a single package per household, you may do so by calling 1-866-540-7095.

If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E85977-P28646 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

OIL-DRI CORPORATION OF AMERICA

Annual Meeting Proxy Card

A Election of Directors

The Board of Directors recommends that you vote FOR each of the listed nominees:

1. Nominees:

01) Ellen-Blair Chube
02) Paul M. Hindsley
03) Daniel S. Jaffee
04) Joseph C. Miller
05) Michael A. Nemeroff
06) George C. Roeth
07) Allan H. Selig
08) Paul E. Suckow
09) Lawrence E. Washow

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

B Issues

The Board of Directors recommends that you vote FOR proposals 2 and 3:

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on December 11, 2019: The Company's 2019 Proxy Statement (the "Proxy Statement") and its 2019 Annual Report on Form 10-K are available at: http://www.oildri.com/2019proxymaterials.

E85978-P28646

Proxy - OIL-DRI CORPORATION OF AMERICA

This Proxy is solicited on Behalf of the Board of Directors

The undersigned hereby appoints Daniel S. Jaffee, Laura G. Scheland and Anthony W. Parker as Proxies, each with the full power to appoint his or her substitute (the action of one, if only one be present and acting, to be in any event controlling), and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock and Class B Stock of Oil-Dri Corporation of America held of record by the undersigned at the close of business on October 14, 2019, at the Annual Meeting of Stockholders to be held at The University of Chicago Booth School of Business, Gleacher Center, 450 Cityfront Plaza Drive, Chicago, IL 60611 on December 11, 2019, at 9:30 a.m., local time, and any adjournments thereof, upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated October 30, 2019, the receipt of which is hereby acknowledged. The Proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any of the nominees named herein becomes unavailable to serve, and to vote on any other matters which may properly come before the Annual Meeting and any adjournments thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposal 2 to ratify the appointment of Grant Thornton LLP as independent auditor and FOR Proposal 3 to approve the amendment to the Oil-Dri Corporation of America 2006 Long Term Incentive Plan. This Proxy will be voted with discretionary authority to the Proxies appointed hereby on all other matters that may properly come before the Annual Meeting and any adjournments thereof.

Please mark, sign, date and mail the proxy card promptly using the enclosed envelope.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side.)